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                          SOURCE SERVICES CORPORATION

               401(k) AND PROFIT SHARING RETIREMENT SAVINGS PLAN





Amended and Restated Effective as of October 1, 1997, unless otherwise indicated





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                               TABLE OF CONTENTS

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 SECTION 1       DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

 SECTION 2       ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.1     Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.1.1    Participants in Prior Profit Sharing Plan and Prior 401(k) Plan . . . . . . . . . . . . . .  12
                 2.1.2    Other Eligible Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.1.3    Other Non-Eligible Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.1.4    Service for Eligibility Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.2     Active Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.3     Suspended Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.4     Termination of Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.5     Participation Upon Reemployment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.6     Qualified Military Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

 SECTION 3       CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.1     Tax Deferred Savings Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.1.1    Amount of Tax Deferred Savings Contributions  . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.1.2    All Tax Deferred Savings Contributions Deemed Employer Contributions  . . . . . . . . . . .  15
                 3.1.3    Salary Deferred Contribution Election . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.1.4    Cessation and Resumption of Tax Deferred Savings Contributions  . . . . . . . . . . . . . .  15
                 3.1.5    Reduction in Tax Deferred Savings Contribution to Meet Applicable Requirements  . . . . . .  16
                 3.1.6    Maximum Tax Deferred Savings Contribution . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 3.1.7    Payment of Tax Deferred Savings Contributions to Trust  . . . . . . . . . . . . . . . . . .  17
         3.2     Profit Sharing Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.2.1    Amount of Profit Sharing Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.2.2    Definition of "Net Profits" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.2.3    Allocation of Profit Sharing Contributions  . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.2.4    Participants Eligible for Profit Sharing Allocation . . . . . . . . . . . . . . . . . . . .  18
         3.3     Matching Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.3.1    Amount of Matching Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.3.2    Additional "True Up" Matching Contribution  . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.4     Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.4.1    Direct Rollover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.4.2    Other Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20





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                 3.4.3  Rollover Contributions Made in Cash or Shares of SSC Stock. . . . . . . . . . . . . . . . . .  20
         3.5     Contributions Made in Cash or Shares of SSC Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.6     No Non-Deductible Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.7     No Voluntary After-Tax Employee Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

 SECTION 4       PARTICIPANTS' ACCOUNTS AND ALLOCATION OF TRUST INCOME OR LOSS  . . . . . . . . . . . . . . . . . . .  21
         4.1     Establishment of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.2     Valuation of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3     Allocation of Trust Income or Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

 SECTION 5       VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.1     Profit Sharing Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.2     Tax Deferred Savings Accounts/Rollover Accounts QNEC Accounts  . . . . . . . . . . . . . . . . . . .  22
         5.3     Matching Contributions Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.3.1    Vesting on Normal Retirement Date, Death or Total Disability  . . . . . . . . . . . . . . .  23
                 5.3.2    Other Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.4     Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.4.1    Provisional Forfeiture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.4.2    Restoration of Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 5.4.3    Disposition of Provisional Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.5     Forfeiture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.6     Service for Vesting Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

 SECTION 6       INVESTMENT OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.1     Directed Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.2     Limitation on Diversification of SSC Stock in Profit Sharing Accounts  . . . . . . . . . . . . . . .  26
                 6.2.1    Diversification of Profit Sharing Accounts  . . . . . . . . . . . . . . . . . . . . . . . .  27
                 6.2.2    Secondary Public Offering of SSC Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.3     Changes in Investment Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 6.3.1    Change in Investment Options Offered by Plan  . . . . . . . . . . . . . . . . . . . . . . .  29
                 6.3.2    Change in Investment Option by Participant  . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.4     SSC Stock Fund as Investment Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

 SECTION 7       DISTRIBUTION OF BENEFITS UPON TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.1     Distribution of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.2     Timing of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 7.2.1    Accounts of $3,500 ($5,000 after August 5, 1997) or Less  . . . . . . . . . . . . . . . . .  30
                 7.2.2    Accounts of More than $3,500 ($5,000 after August 5, 1997)  . . . . . . . . . . . . . . . .  30
                          7.2.2.1 Immediate Distribution Upon Consent   . . . . . . . . . . . . . . . . . . . . . . .  30





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                          7.2.2.2 Deferral of Profit Sharing Accounts of Quota and Professional Employees . . . . . .  31
                 7.2.3    Latest Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          7.2.3.1 Normal Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          7.2.3.2 Required Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          7.2.3.3 Consent Required For Early Distribution . . . . . . . . . . . . . . . . . . . . . .  32
                          7.2.3.4 Waiver of 30 Day Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.3     Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.4     Method of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.5     Investment of Accounts if Distribution Deferred  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.6     Reasonable Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.7     Direct Rollover of Eligible Rollover Distributions . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.7.1    Direct Rollover's Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.7.2    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          7.7.2.1 Eligible Rollover Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          7.7.2.2 Eligible Retirement Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          7.7.2.3 Distributee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          7.7.2.4 Direct Rollover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.8     No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

 SECTION 8       WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.1     Withdrawals After Age 59 1/2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.2     Withdrawal for Financial Hardship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 8.2.1    Reasons for Financial Hardship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 8.2.2    Limitations on Financial Hardship Withdrawal  . . . . . . . . . . . . . . . . . . . . . . .  37
         8.3     Withdrawals from Profit Sharing Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 8.3.1    Employees other than Quota or Professional Employees  . . . . . . . . . . . . . . . . . . .  39
                 8.3.2    Quota or Professional Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 8.3.3    Definition of Employment Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 8.3.4    Rehired Quota or Professional Employees . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 8.3.5    One Withdrawal Per Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.4     Valuation of Accounts for Withdrawal Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.5     Transfer to Rollover Accounts in Lieu of Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.6     Inactive Participant Not Eligible for Withdrawal from Profit Sharing Accounts  . . . . . . . . . . .  43
         8.7     Withdrawal Rules and Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

 SECTION 9       LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.1     Loans Permitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

 SECTION 10      BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.1    Right to Designate Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.2    No Valid Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46




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 SECTION 11      DESIGNATION OF NAMED FIDUCIARY APPOINTMENT OF INVESTMENT MANAGER . . . . . . . . . . . . . . . . . .  46
         11.1    Named Fiduciary for Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.2    Administrative Powers of Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.3    Decisions of Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11.4    Investment Powers and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.5    Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.6    Multiple Fiduciaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.7    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.8    Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

 SECTION 12      LIMITS ON CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.1    Section 415 Limits on Contribution Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.2    Annual Limitation on Salary Deferral Contributions . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 12.2.1   Excess Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 12.2.2   Distribution of Excess Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 12.2.3   Adjustment of Excess Deferrals for Income or Losses . . . . . . . . . . . . . . . . . . . .  53
                 12.2.4   Correction of Erroneous Excess Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . .  54
         12.3    Actual Deferral Percentage Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 12.3.1   Actual Deferral Percentage Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 12.3.2   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 12.3.3   Special Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 12.3.4   Definition of Excess Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 12.3.5   Avoidance of Excess Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 12.3.6   Correction of Excess Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         12.4    Limits on Employer Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 12.4.1   Actual Contribution Percentage Test . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 12.4.2   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 12.4.3   Special Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 12.4.4   Definition of Excess Aggregate Contributions  . . . . . . . . . . . . . . . . . . . . . . .  66
                 12.4.5   Excess Aggregate Contributions: Correction Methods  . . . . . . . . . . . . . . . . . . . .  66
         12.5    Further Limits on Non-Discrimination Testing of Tax Deferred Savings Contributions and Matching
                 Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         12.6    Forfeiture of Employer Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         12.7    Definitions of Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 12.7.1   Section 415(c)(3) Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 12.7.2   Adjusted Section 415(c)(3) Definition . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 12.7.3   W-2 Reporting Purposes Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 12.7.4   Tax Withholding Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 12.7.5   Safe Harbor Alternative Definition Under Code Section 414(s)  . . . . . . . . . . . . . . .  78
                 12.7.6   Special Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79





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 SECTION 13      TRUST FUND AND TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         13.1    Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         13.2    SSC Stock as Asset of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

 SECTION 14      AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         14.1    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         14.2    Full Vesting Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         14.3    Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         14.4    Disposition of Trust Fund Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

 SECTION 15      ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         15.1    Non Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

 SECTION 16      CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         16.1    General Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         16.2    Denial of Claim for Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         16.3    Appeal of Benefit Denial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

 SECTION 17      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         17.1    No Contract of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         17.2    Merger or Consolidation of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         17.3    Tender Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

 SECTION 18      TOP HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         18.1    Top Heavy Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         18.2    Key Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         18.3    Compensation Limits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         18.4    Top Heavy Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         18.5    Minimum Contribution for Top Heavy Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         18.6    Top Heavy Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94






                          SOURCE SERVICES CORPORATION

               401(k) AND PROFIT SHARING RETIREMENT SAVINGS PLAN

         SOURCE SERVICES CORPORATION, a Delaware corporation maintains the SOURCE SERVICES CORPORATION Employees' Profit Sharing Plan as amended and restated effective January 1, 1996 (the "Prior Profit Sharing Plan") and also maintains the Source Service Corporation 401(k) Profit Sharing Plan adopted effective January 1, 1996 (the "Prior 401(k) Plan"). Effective October 1, 1997 the Prior Profit Sharing Plan and the Prior 401(k) Plan are merged into and continued by this Plan. The plan is intended to be a profit sharing plan which is qualified under sections 401(a), 401(k) and related sections of the Internal Revenue Code of 1986, as amended.


                   SECTION 1  DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. The following words and phrases as used in this Plan shall have the following meanings unless a different meaning is clearly required by the context:

                 1.1.1 "Account" shall mean any Participant's Tax Deferred Savings Account, Matching Contribution Account, Profit Sharing Account, QNEC Account and Rollover Account, or any one of such Accounts as the context may require.

                 1.1.2 "Beneficiary" shall mean the person or persons entitled under the provisions of this Plan to receive benefits after the death of a Participant.

                 1.1.3 "Board" shall mean the Board of Directors of the Company.

                 1.1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 1.1.5 "Company" shall mean Source Services Corporation, a Delaware Corporation.

                 1.1.6    "Compensation" shall mean

                          1.1.6.1 For purposes of determining Employer
contributions under Sections 3.1 (Tax Deferred Savings Contributions), 3.2 (Profit Sharing Contributions), 3.3 (Matching Contributions) and 12.3.3.4 (QNEC's) of the Plan, all compensation paid or payable in the Plan Year in question in cash or in kind by the Employer by reason of services performed by an Employee during any period which is included in the Employee's federal gross income for federal income tax purposes for the Plan Year, excluding Amounts realized from the exercise of a non qualified stock option or the sale, exchange or other disposition of an incentive stock option, plus any Tax Deferred Savings Contributions made on behalf of the Employee for such Plan Year and any salary reduction contributions to any plan which is not includable in the Employee's gross income under section 125 of the Code. "Compensation" shall not include compensation paid to any Employee prior to the time the Employee becomes a Participant in the Plan.

                          1.1.6.2 For purposes of determining whether or not
certain statutory limitations or contributions pursuant to Section 12 are satisfied by the Plan in operation, Compensation shall have the meaning set forth in Section 12.7.

                          1.1.6.3 The annual Compensation of each Plan
Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B).

                 1.1.7 "Deferral Period" shall mean with respect to a Quota or Professional Employee who terminates employment prior to attaining his or her Normal Retirement Date for reasons other than death or Total Disability, the period beginning with the date such Employee terminates employment and ending on the third anniversary thereof or the date such Employee dies, incurs a Total Disability or attains his or her Normal Retirement Date, whichever is earlier.

                 1.1.8    "Effective Date" of this Plan shall mean October 1,
1997.

                 1.1.9 "Eligible Employee" shall mean every Employee except the following:

                          1.1.9.1 Any Employee who is deemed to be an Employee
of the Employer because such individual is a leased Employee pursuant to section 414(n) of the Code;

                          1.1.9.2 Any Employee who is a member of a collective
bargaining unit and who is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such Employee under the Plan;

                          1.1.9.3 Any Employee who is a non-resident alien and
who receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

                          1.1.9.4 Any person who is performing services for the
Employer as an independent contractor regardless of whether such individual later is determined to be an "employee" by a court of law or regulatory agency.

                          1.1.9.5 Any person who is performing services for the
Employer as a consultant regardless of whether such individual later is determined to be an "employee" by a court of law or regulatory agency.

                          1.1.9.6 Any Employee who is not on the U.S. payroll.

                 1.1.10 "Eligibility Computation Period" shall mean the twelve (12) consecutive month period beginning on the date on which the Employee first performs an Hour of Service for the Employer and on successive anniversaries thereof.

                 1.1.11 "Employee" shall mean a person currently employed by the Employer any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the employer.

                 1.1.12 "Employer" shall mean the Company, as well as any other Related Company which, with the approval of the Board or the chief executive officer of the Company, adopts the Plan.

                 1.1.13 "Employment Years" shall have the meaning set forth in Section 8.3.3.

                 1.1.14 "Entry Date" shall mean the first day of each calendar month.

                 1.1.15 "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

                 1.1.16 ""Highly Compensated Employee" shall have the meaning set forth in Section 12.8.

                 1.1.17 "Hour of Service" shall mean each hour for which an Employee is directly, or indirectly, paid or entitled to payment by the Employer, or for which back pay has been awarded or agreed to by the Employer for the performance of duties during the applicable computation period. An Hour of Service shall also mean each hour for which an Employee is paid (directly or indirectly) by his or her Employer for reasons (such as vacation, sickness, or disability) other than for the performance of duties during the applicable computation period, or on which the Employee is on Employer-approved leave of absence or absence while serving in the Armed Forces of the United States in time of war or emergency or as the result of compulsory military service law. Notwithstanding the foregoing, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period in which the Employee performs no duties. Hours of Service for which no duties are performed shall be credited in accordance with the Department of Labor Regulations section 2580.200b-2(b) and (c).

         For purposes of determining Hours of Service under the Plan, actual Hours of Service shall be credited in accordance with the provisions set forth above except, however, effective as of January 1, 1998, for purposes of determining Hours of Service under the Plan for non-hourly paid Employees, such Employees shall be credited with one hundred ninety (190) Hours of Service for each month in which the Employee has at least one (1) Hour of Service as defined above.

                 1.1.18 "Matching Contributions" shall mean Matching Contributions made pursuant to Section 3.3.

                 1.1.19 "Matching Contributions Account" shall mean that Account of a Participant in which are recorded amounts transferred from the Participant's Matching Contributions Account in the Prior 401(k) Plan, if any, the Participant's allocable share of Matching Contributions, adjustments for allocations of income and loss, withdrawals and all other information affecting the value of such Account.

                 1.1.20 "Non-Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

                 1.1.21 "Normal Retirement Date" shall mean the date on which the Participant attains age fifty-five years.

                 1.1.22   "One Year Break in Service" shall mean:

                          1.1.22.1         A Vesting Computation Period during
which a Participant is credited with 500 Hours of Service or less. For all purposes hereunder, the One Year Break in Service shall be deemed to have occurred as of the last day of the computation period in which such One Year Break in Service occurred.

                          1.1.22.2         If a Participant is absent from work
for any period by reason of pregnancy, the birth of a child of the Participant, or the placement of a child with the Participant in connection with the adoption of such child by such Participant or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Participant shall not be treated as having incurred a One Year Break in Service in the Vesting Computation Period in which such absence begins. However, if the Participant would not otherwise have suffered a One Year Break In Service during the Vesting Computation Period in which the absence begins, the Participant shall not be treated as having incurred a One Year Break in Service in the immediately following Vesting Computation Period. The Employer may require, as a condition of receiving the credit provided by this Section 1.1.20.2, that such Participant furnish timely information to establish that the absence from work is for reasons referred to above and the number of days for which there was such an absence.

                 1.1.23 "One Year of Service For Eligibility Purposes" shall mean an Eligibility Computation Period during which the Employee is credited with not less than 1,000 Hours of Service.

                 1.1.24 "Participant" shall mean any Employee who has become a participant in this Plan in accordance with the provisions of Section 2 and whose participation has not terminated. The term Participant shall include "Active Participants", "Suspended Participants" and "Inactive Participants."
An "Active Participant" shall mean a Participant whose active employment with the Employer has not terminated. A "Suspended Participant" is a Participant who ceases to be an Eligible Employee but whose active employment with the Employer hasn't terminated. An "Inactive Participant" shall mean any Participant, other than an Active Participant or Suspended Participant, who has any vested Accounts which have not yet been distributed from the Plan.

                 1.1.25 "Plan" shall mean the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan set forth herein and any amendments thereto.

                 1.1.26   "Plan Administrator" shall mean the Company.

                 1.1.27 "Plan Year" shall mean the fiscal year adopted by the Plan and Trust which shall correspond with the fiscal year of the Employer which is presently from January 1 through December 31.

                 1.1.28 "Prior Profit Sharing Plan" shall mean the amended and restated Source Services Corporation Employees' Profit Sharing Plan which was originally adopted in 1974. Effective as of October 1, 1997, the Company merged the Prior Profit Sharing Plan into this Plan which is a continuation of the Prior Profit Sharing Plan.

                 1.1.29 "Profit Sharing Account" shall mean that Account of a Participant to which are credited amounts, if any, transferred from such Participant's account in the Prior Profit Sharing Plan, the Participant's allocable share of Profit Sharing Contributions, adjustments for allocations of income and loss, withdrawals and all other information affecting the value of such Account.

                 1.1.30 "Profit Sharing Contributions" shall mean Profit Sharing Contributions made pursuant to Section 3.2.

                 1.1.31 "QNEC" shall mean a qualified non elective contribution made pursuant to Section 12.

                 1.1.32 "QNEC Account" shall mean that account of a Participant to which are credited any QNEC made on behalf of the Participant, adjustments for allocations of income and loss, withdrawals and all other information affecting the value of such Account.

                 1.1.33 "Quota or Professional Employee" shall mean any employee who is classified as a quota, professional or management employee under objective guidelines promulgated by the Plan Administrator.

                 1.1.34   "Related Company" shall mean:

                          1.1.34.1         Any corporation which is a member of
a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Employer is also a member,

                          1.1.34.2         Any corporation which is a trade or
business which is under common control with the Employer within the meaning of
Section 414(c) of the Code),

                          1.1.34.3         Any corporation which is a member of
an affiliated service group within the meaning of Section 414(m) of the Code of which the Employer is also a member, or

                          1.1.34.4         Any corporation which is otherwise
related to the Employer pursuant to Section 414(o) of the Code and the regulations promulgated thereunder.

                 1.1.35 "Rollover Contribution" shall mean Rollover Contributions made pursuant to Section 3.4.

                 1.1.36 "Rollover Contribution Account" shall mean that Account of a Participant in which are recorded amounts, if any, transferred from the Participant's Rollover account in the Prior 401(k) Plan, such Participant's Rollover Contributions, adjustments for allocations of income and loss, withdrawals and all other information affecting the value of such Account.

                 1.1.37 "SSC Stock" shall mean shares of any class of stock, preferred or common, voting or non-voting, issued by the Company.

                 1.1.38 "Tax Deferred Savings Account" shall mean that Account of a Participant in which are recorded the amounts, if any, transferred from the Participant's 401(k) accounts in the Prior 401(k) Plan, the Tax Deferred Savings Contributions made on behalf of such Participant, adjustments for allocations of income or loss, withdrawals, and all other information affecting the value of such Account.

                 1.1.39 "Tax Deferred Savings Contribution" shall mean Tax Deferred Savings Contributions made pursuant to Section 3.1.

                 1.1.40 "Total Disability" shall mean the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months. A Participant shall be determined to have a Total Disability only if he or she has qualified for and is receiving benefits under the federal Old Age Survivors and Disability Act (Social Security) as it may be in effect from time to time.

                 1.1.41 "Trust" shall mean the legal entity created by the Trust Agreement as part of the Plan.

                 1.1.42 "Trust Agreement" shall mean the Trust Agreement between the Company and Merrill Lynch Trust Company effective October 1, 1997, as amended from time to time.

                 1.1.43 "Trustee" shall mean the original Trustee named in the Trust Agreement and any duly appointed successor.

                 1.1.44 "Trust Fund" shall mean all property and income held by the Trustee under the Trust Agreement.

                 1.1.45 "Valuation Date" shall mean the last day of the Fiscal Year and such other date(s) as the Plan Administrator shall specify.

                 1.1.46   "Vesting Computation Period" shall mean the twelve
(12) consecutive month period beginning on the date on which the Employee first performs an Hour of Service for the Employer and on successive anniversaries thereof ("Service Date Vesting Computation Period"); provided, however, that effective January 1, 1998 "Vesting Computation Period" shall mean a Plan Year ("Plan Year Vesting Computation Period").

                 1.1.47 "Year of Vesting Service" shall mean a Vesting Computation Period during which an Employee is credited with not less than 1,000 Hours of Service. Under a special transition rule, Employees shall be credited with One Year of Service for each Service

Date Vesting Computation Period through the Service Date Vesting Computation Period which begins prior to January 1, 1998 and ends prior to December 31, 1998 in which he or she is credited with at least 1000 Hours of Service and for each Plan Year Vesting Computation Period beginning on or after January 1, 1998 in which he or she is credited with 1000 Hours of Service. For example, assume an Employee has a Service Date Vesting Computation Period from July 1-June 30. If such Employee completes 1000 Hours of Service for his Service Vesting Date Computation Period From July 1,1997-June 30, 1998 and also completes 1000 Hours of Service for the Plan Year Vesting Computation Period from January 1, 1998-December 31, 1998, such Employee shall be credited with 2 Years of Vesting Service. After 1998, only Plan Year Vesting Computation Periods will be used for measuring Years of Vesting Service.

         1.2 Construction. All matters respecting the validity, effect, interpretation and administration of the Plan shall be determined in accordance with ERISA, and to the extent allowed by ERISA, in accordance with the laws of the State of Delaware; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan within the meaning of the Code and ERISA, or corresponding provisions of subsequent federal revenue laws.


                   SECTION 2 ELIGIBILITY AND PARTICIPATION

         2.1     Commencement of Participation.

                 2.1.1 Participants in Prior Profit Sharing Plan and Prior 401(k) Plan. Each Employee who is a Participant in the Prior Profit Sharing Plan or the Prior 401(k) Plan which are merged into this Plan shall continue to be a Participant in the Plan as of the Effective Date, subject to the terms and conditions hereof.

                 2.1.2 Other Eligible Employees. Each other Employee shall become a Participant as of the Entry Date coinciding with or next following the completion of One Year of Service for Eligibility Purposes, provided such Employee qualifies as an "Eligible Employee" on such Entry Date and is still employed on such Entry Date.

                 2.1.3 Other Non-Eligible Employees. An Employee who has satisfied the service requirements for participation in the Plan, who is still employed by the Employer but who is not an Eligible Employee on the date which would (except for the fact such Employee is not an Eligible Employee) be such Employee's Entry Date shall become a Participant on the date the Employee becomes an Eligible Employee.

                 2.1.4    Service for Eligibility Purposes.

                          2.1.4.1 If an Employee who has completed One Year of
Service for Eligibility Purposes terminates employment prior to the date which would otherwise be his or her Entry Date and is rehired after he or she has a One Year Break in Service, such rehired Employee's prior eligibility service shall not be taken into account for eligibility purposes until he or she has completed One Year of Service for Eligibility Purposes after his or her rehire.

                          2.1.4.2 In the case of a Participant who terminates
employment with the Employer at the time his or her vested percentage is 0%, if such Participant is rehired after five (5) consecutive One Year Breaks in Service, such Participant's service prior to such termination of employment shall be disregarded.

         2.2 Active Participation. Active Participation in the Plan continues until a Participant terminates his or her employment by reason of normal or deferred retirement, death or Total Disability or for any other reason. Thereupon, the Participant shall become an Inactive Participant until all vested amounts credited to his or her Account(s) have been paid in full.

         2.3 Suspended Participation. A Participant who ceases to be an Eligible Employee but who has not separated from the service of the Employer shall become a Suspended Participant. During the period of suspension, no further Tax Deferred Savings Contributions may be made and no amount shall be credited to the Account of a Participant which is based on his or her Compensation from and after the date of suspension. However, amounts previously credited to a Suspended Participant's Accounts shall continue to vest and the Participant shall be entitled to benefits in accordance with the other provisions of this Plan throughout the period during which the Participant is on suspended status.

         2.4 Termination of Participation. Participation in the Plan continues until all amounts credited to a Participant's Accounts are paid out to the Participant and/or his or her Beneficiary.

         2.5 Participation Upon Reemployment. Any Employee who was previously a Participant in the Plan and whose employment has terminated and who is subsequently rehired shall become a Participant on the first day on which he or she resumes employment.

         2.6 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

                            SECTION 3  CONTRIBUTIONS

         3.1 Tax Deferred Savings Contributions. Except as otherwise provided herein, for each payroll period the Employer shall contribute to the Plan on behalf of each Participant Tax Deferred Savings Contributions as described in this Section 3.1.

                 3.1.1 Amount of Tax Deferred Savings Contributions. A Participant may elect to make Tax Deferred Savings Contributions in an amount which is at least one percent (1%) and no more than fifteen percent (15%) of the Participant's Compensation for the payroll period for which such Tax Deferred Savings Contribution is made. The Tax Deferred Savings Contribution made on behalf of a Participant shall be withheld from the Participant's Compensation on a pre-tax basis and contributed to his or her Tax Deferred Savings Contribution Account. A Participant's Tax Deferred Savings Contributions will be matched to the extent provided in Section 3.3.

                 3.1.2 All Tax Deferred Savings Contributions Deemed Employer Contributions. Except as applicable law may otherwise require, Tax Deferred Savings Contributions shall be deemed to be Employer contributions to the Plan, and a Participant's election pursuant to Section 3.1.3 below shall constitute an election to have the Participant's taxable Compensation reduced by the amount of such contributions.

                 3.1.3 Salary Deferred Contribution Election. Each Participant who desires that the Company make a Tax Deferred Savings Contribution on his or her behalf shall elect to do so pursuant to terms and procedures established by the Plan Administrator, specifying the percentage amount of Tax Deferred Savings Contribution which he or she wishes to make and authorizing the Company to deduct such amounts from his or her Compensation until further notice.

                 3.1.4 Cessation and Resumption of Tax Deferred Savings Contributions. A Participant may change the rate of, or stop his or her Tax Deferred Savings Contributions effective as of such times and pursuant to terms and procedures as may be established by the Plan Administrator.

                 3.1.5 Reduction in Tax Deferred Savings Contribution to Meet Applicable Requirements. Notwithstanding any other provision of the Plan, in order for the Plan to comply with the requirements of Sections 401(a)(4), 401(k), 402(g), and 415 of the Code and the regulations promulgated thereunder, at any time in a Plan Year the Plan Administrator may reduce the rate of Tax Deferred Savings Contributions to be made on behalf of a Participant for the remainder of that Plan Year, or the Plan Administrator may require that all Tax Deferred Savings Contributions to be made on behalf of a Participant be discontinued for the remainder of that Plan Year. Such a reduction or discontinuance may be applied selectively to Participants or to a particular class of Participants, as the Plan Administrator may determine in its sole discretion. Upon the close of the Plan Year or such earlier date as the Plan Administrator may determine, any reduction or discontinuance in Tax Deferred Savings Contributions shall automatically cease until the Plan Administrator again determines that such a reduction or discontinuance of Tax Deferred Savings Contributions is required.

                 3.1.6 Maximum Tax Deferred Savings Contribution. Notwithstanding any other provision of the Plan, no Participant shall be permitted to have Tax Deferred Savings Contributions made to the Plan on his or her behalf during any calendar year in excess of $7,000, multiplied by a cost of living adjustment prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied in such manner as the Secretary shall provide, or such other amount as may be permitted by law.

                 3.1.7 Payment of Tax Deferred Savings Contributions to Trust. The amount of Tax Deferred Savings Contributions contributed by the Company on the Participant's behalf shall be transferred to the Trustee or such other depository as the Company may designate not later than fifteen (15) business days following the close of the month in which they were collected or deducted.

         3.2     Profit Sharing Contributions.

                 3.2.1 Amount of Profit Sharing Contribution. For each Plan Year, the Employer shall contribute to the Trust such amount as may be required to fund any restorations required under Section 5.4.2 by reason of repayments made during the Plan Year, which restorations are not otherwise covered by provisional forfeitures which occur during the year. In addition, for each Plan Year the Employer shall contribute to the Trust from its net profits for such year, or its accumulated earnings and profits, such amount, if any, as shall be determined by the Board, in its sole discretion.

                 3.2.2 Definition of "Net Profits". As used in this section 3.2, the term "net profits" of the Employer for any year means its net income or profits for such year determined by the Employer upon the basis of its books of account in accordance with its normal accounting practices, without any deduction for federal taxes based upon income or for contributions made by the Employer under this Plan.

                 3.2.3 Allocation of Profit Sharing Contributions. Amounts contributed by the Employer for any Plan Year (other than the amount of contributions necessary to fund the restorations required by Section 5.4.2 shall be allocated to the Accounts of Participants who qualify to share in the allocation for the year pursuant to Section 3.2.4, in the proportion that each such eligible Participant's Compensation bears to the Compensation for all such eligible Participants during the Plan Year.

                 3.2.4 Participants Eligible for Profit Sharing Allocation. Any Participant who (a) completes at least 501 Hours of Service during the Plan Year, excluding Hours of Service performed prior to becoming a Participant in the Plan, or (b) who has died, retired, or terminated employment on account of Total Disability during the Plan Year shall be considered a Participant eligible to share for such year in the allocations of Profit Sharing Contributions to the extent of his or her Compensation during such Plan Year.

         3.3     Matching Contributions.

                 3.3.1 Amount of Matching Contribution. For each pay period, the Employer shall make a Matching Contribution on behalf of each Participant who made a Tax Deferred Savings Contribution during such pay period in the amount described below:

           3.3.1.1 For Plan Years beginning prior to January 1, 1998:


      Tax Deferred Savings Contribution as a                            Matching Contribution as a % of Tax
                 % of Compensation                                         Deferred Savings Contribution
                     up to 2%                                                           100%
                       3-4%                                                             75%
                       5-6%                                                             50%
                   more than 6%                                                          0%

            3.3.1.2 For years beginning on or after January 1, 1998:

    Tax Deferred Savings Contribution as a % of                         Matching Contribution as a % of Tax
                   Compensation                                            Deferred Savings Contribution
                     up to 3%                                                           100%
                       4%-6%                                                            50%
                   more than 6%                                                          0%



                 3.3.2    Additional "True Up" Matching Contribution.
Following the end of each fiscal quarter, the Employer shall make an additional Matching Contribution on behalf of each Participant whose Matching Contribution determined on a year to date basis exceeds the amount of Matching Contributions actually contributed to the Plan as of the end of such fiscal quarter. The amount of this additional Matching Contribution shall be equal to the difference between a Matching Contribution determined taking into account a Participant's Compensation and Tax Deferred Savings Contributions for the Plan Year to date and the total amount of Matching Contributions actually contributed to the Plan for such Participant as of such date. Notwithstanding the foregoing, no additional "true up" Matching Contribution shall be made for any Participant who has terminated employment and whose vested Accounts have been distributed prior to the end of the quarter with respect to which such additional true up Matching Contribution is made.

         3.4     Rollover Contributions.

                 3.4.1 Direct Rollover. Subject to the consent of the Plan Administrator, the Trustee shall be authorized to accept the direct transfer of assets from another retirement plan on behalf of an Eligible Employee provided the transfer of such assets to the Plan was initiated by such Eligible Employee and qualifies as a rollover contribution within the meaning of section 402(a), section 403(a)(4), section 403(b)(8), or Code section 408(d)(3). Any assets so transferred on behalf of an Eligible Employee shall be deposited in the Trust and allocated to the Eligible Employee's Rollover Account.

                 3.4.2 Other Rollovers. Subject to the consent of the Plan Administrator, an Eligible Employee may rollover to this Plan a qualifying rollover distribution. A qualifying rollover distribution is a distribution that qualifies for rollover treatment under Code sections 402(a) or 408(d)(3). All rollover contributions shall be deposited in the Trust and allocated to the Eligible Employee's Rollover Account.

         3.4 Rollover Contributions Made in Cash or Shares of SSC Stock. Rollovers shall be made in cash or, subject to the consent of the Plan Administrator, shares of SSC Stock.

         3.5 Contributions Made in Cash or Shares of SSC Stock. Matching and Profit Sharing Contributions may be made in cash or shares of SSC Stock as the Company may determine. Tax Deferred Savings Contributions shall be made in cash.

         3.6 No Non-Deductible Contributions. Notwithstanding the foregoing, in no event shall the Company's contributions to the Plan under this
Section 3 exceed the maximum amount specified as deductible (including carryover deductions) under Section 404(a) of the Code or under any successor section of the Code permitting deductions for contributions to a tax-exempt profit sharing trust.

         3.7 No Voluntary After-Tax Employee Contributions. Participants may not make any voluntary after tax contributions to the Plan.

                     SECTION 4  PARTICIPANTS' ACCOUNTS AND
                       ALLOCATION OF TRUST INCOME OR LOSS

         4.1 Establishment of Accounts. There shall be opened and maintained, as required, the following separate accounts for each Participant in which shall be recorded the amounts allocated thereto as provided in Sections 3 and 4, any distributions therefrom, and such other information as affects the value of such accounts.

                 4.1.1    A Profit Sharing Account as described in Section
1.1.29 shall be established and/or maintained for each Participant as necessary.

                 4.1.2    A Tax Deferred Savings Account as described in
Section 1.1.38 shall be established and maintained for each Participant.

                 4.1.3    A Matching Contributions Account as described in
Section 1.1.19 shall be established and/or maintained for each Participant.

                 4.1.4 A Rollover Account as described in Section 1.1.36 shall be established and maintained for each Eligible Employee, as necessary.

                 4.1.5 A QNEC Account as described in Section 1.1.32 shall be established and maintained for each Participant for whom a QNEC is made.

         4.2 Valuation of Trust Fund. Within 90 days after the end of each Plan Year and within 90 days after the removal or resignation of the Trustee, and as of the close of business on each Valuation Date, the Trustee shall value the assets of the Trust.

         4.3 Allocation of Trust Income or Loss. As of any Valuation Date and prior to the allocation of Employer contributions and restoration of forfeitures as of such date, the net Trust income or loss (including the appreciation or depreciation of the Trust Fund, whether realized or unrealized) less all expenses shall be allocated to the Accounts of the Participants in proportion to the balances of such Accounts as of the last preceding Valuation Date, subject to such adjustments as may be appropriate to reflect contributions or distributions which were made subsequent to the preceding Valuation Date. In making such allocation, the income and loss of the portion of the Trust Fund invested in any separate fund designated under Section 6, shall be valued separately on each Valuation Date and the net trust income or loss attributable to each such separate fund shall be allocated among Participants' Accounts on a segregated basis. Payments of principal and interest on any Participant Loan made pursuant to Section 9 shall be credited to the Account of the Participant who obtained such loan.

                              SECTION 5  VESTING

         5.1 Profit Sharing Accounts. With respect to Participants employed by the Employer on or after January 1, 1996, the full amount credited to a Participant's Profit Sharing Account shall be 100% vested at all times.

         5.2 Tax Deferred Savings Accounts/Rollover Accounts QNEC Accounts. The full amounts credited to a Participant's Tax Deferred Savings Account, QNEC Account and Rollover Account shall be 100% vested at all times.

         5.3     Matching Contributions Accounts.

                 5.3.1 Vesting on Normal Retirement Date, Death or Total Disability. The full amount credited to a Participant's Matching Contributions Account shall be 100% vested on his or her Normal Retirement Date, or when his or her employment terminates by reason of death or Total Disability.

                 5.3.2 Other Vesting. Except as provided in Section 5.3.1, the Matching Contributions Account of a Participant shall vest in accordance with the following schedule:

            Years of Vesting Service                                          Percentage Vested
               Less than 2 years                                                      0%
                    2 years                                                          10%
                    3 years                                                          30%
                    4 years                                                          60%
                    5 years                                                          100%



         5.4     Forfeitures.

                 5.4.1 Provisional Forfeiture. The portion of a Participant's Matching Contributions Account which is not vested shall, be provisionally forfeited upon such Participant's termination of employment and distribution of the Participant's vested Accounts. Provisional forfeitures shall be disposed of as provided in Section 5.4.3. For purposes of this section, a Participant who terminates when his or her vested percentage is 0% shall be deemed to have had a distribution of his or her vested Account.

                 5.4.2 Restoration of Forfeitures. With respect to a Participant in the Prior Profit Sharing Plan who terminated employment with the Employer prior to January 1, 1996, at a time when he or she was less than 100% vested under the terms of the Prior Profit Sharing Plan as then in effect, and with respect to any other Participant who terminated employment at a time when he or she was less than 100% vested and who has received a distribution of his or her vested interest, if the Participant is re-employed before he or she has five (5) consecutive One Year Breaks in Service, and, if the Participant repays the full amount of his or her distribution within a period of two (2) years from the Participant's re-employment commencement date, the full amount of the Participant's provisional forfeiture unadjusted for any gains or losses, shall be restored to the Participant's Accounts. Restorations required under this
Section 5.4.2 shall be made out of the provisional forfeitures or Employer contributions made with respect to the Plan Year in which such restoration is required to be credited as follows:

                          5.4.2.1 In the event a Participant did not receive a
distribution of his or her vested interest, the restored forfeiture shall be credited to the Participant's Accounts as of the last day of the Plan Year in which occurred his or her re-employment date.

                          5.4.2.2 In the event the Participant did receive a
distribution of his or her vested interest and such distribution was repaid by the Participant, the restored forfeiture shall be credited to the Participant's accounts as of the last day of the Plan Year in which all such distributions are repaid.

                          5.4.2.3 If the Plan is terminated, all rights to
forfeiture restoration shall lapse as to persons who have not resumed employment before Plan termination.

                 5.4.3    Disposition of Provisional Forfeitures.

                          5.4.3.1 The amount of provisional forfeitures
described in Section 5.4.1, any forfeitures which have occurred under Section
12.4.5.2 or 12.6, and the amounts credited to the suspense accounts described in this Section 5.4.3.1, shall be applied toward the Matching Contribution required under Section 3.3.

                          5.4.3.2 Provisional forfeitures in excess of Matching
Contributions which are required pursuant to Section 3.3 for the Plan Year in which such provisional forfeitures arise shall be applied to fund any restorations required to be made under Section 5.4.2 during the Plan Year and any provisional forfeitures remaining thereafter shall be credited to a Suspense Account. Provisional forfeitures held in the Suspense Account shall be applied to reduce the Matching Contributions and to fund restorations under
Section 5.4.2 that are next required to be made until the Suspense Account is exhausted. Subject to the limitations set forth in Section 12, upon termination of the Plan, any balance remaining in the Suspense Account shall be allocated among the then Participants in the proportion in proportion to the balances credited to their Tax Deferred Savings Accounts.

         5.5 Forfeiture. Notwithstanding any other provision of the Plan to the contrary, the unvested portion of a terminated Participant's Accounts shall be forfeited with no right of restoration when he or she has five consecutive One Year Breaks in Service.

         5.6 Service for Vesting Purposes. For the purpose of determining a Participant's vested percentage under this Section 5, all of the Participant's Years of Vesting Service shall be taken into account, except:

                 5.6.1 In the case of a Participant who has five (5) consecutive One Year Breaks in Service, years of service thereafter shall not be taken into account for purposes of determining the vested portion of his or her account derived from Company Matching Contributions which accrued before such five (5) consecutive One Year Breaks in Service.

                 5.6.2 In the case of a Participant who terminates employment with the Employer at the time when his or her vested percentage is 0%, if such Participant is rehired after five (5) consecutive One Year Breaks in Service, such Participant's Years of Vesting Service prior to such termination of employment shall be disregarded.

                      SECTION 6  INVESTMENT OF ACCOUNTS

         6.1     Directed Investments.  Subject to the provisions of Section
6.2 below, each Participant may elect to have amounts credited to such Participant's Accounts invested in such investment options as the Plan Administrator shall from time to time determine. The Plan Administrator shall establish such rules and procedures for making and changing investment elections as it shall deem appropriate; provided, however, that such rules and procedures shall be communicated to Participants and shall be applied in a uniform and nondiscriminatory manner.

         6.2 Limitation on Diversification of SSC Stock in Profit Sharing Accounts. Notwithstanding any other provision in the Plan to the contrary, a Participant may not direct the investment of that portion, if any, of the Participant's Profit Sharing Account which is invested in shares of SSC Stock, in any investment options other than the SSC Stock fund except to the extent that such portion of the Participant's Profit Sharing Account which is so invested in shares of SSC Stock is subject to diversification pursuant to the provisions of Section 6.2.1, below, or as otherwise provided in Section 6.2.2, below.

                 6.2.1 Diversification of Profit Sharing Accounts. Participants who have completed the designated number of Employment Years may diversify a percentage of their Profit Sharing Account as follows:

                          6.2.1.1 Quota or Professional Employees, except those
Quota or Professional Employees who have been determined to have competed as provided in Section 6.2.1.3, may diversify their Profit Sharing Accounts as follows:

                                  6.2.1.1.1        Effective October 1, 1997:

                                                Number of                     % of Account Eligible for
                                            Employment Years                       Diversification
                                              Less than 10                                0
                                                   10                                    25%
                                                   11                                    50%
                                                   12                                    75%
                                               13 or more                               100%

                                  6.2.1.1.2        Effective January 1, 1998:

                                               Number of                       % of Account Eligible for
                                           Employment Years                         Diversification
                                              Less than 8                                  0
                                                   8                                      25%

                                                   9                                      50%

                                                  10                                      75%

                                              11 or more                                  100%

                                  6.2.1.1.3        Effective July 1, 1998:

                                                 Number of                       % of Account Eligible for
                                              Employment Years                        Diversification

                                                Less than 6                                  0

                                                     6                                      25%

                                                     7                                      50%

                                                     8                                      75%

                                                 9 or more                                 100%

                          6.2.1.2 Non Quota or Professional Employees may
diversify their Profit Sharing Accounts as follows:

                                                 Number of                       % of Account Eligible for
                                             Employment Years                         Diversification
                                                Less than 5                                  0
                                                 5 or more                                  100%

                          6.2.1.3 Quota or Professional Employees who were
participants in the Prior Profit Sharing Plan, whose employment terminated prior to January 1, 1996 and who were finally determined to have completed under the terms of the Prior Profit Sharing Plan as then in effect prior to January 1, 1996 may diversify their Profit Sharing Accounts as follows:

                                              Effective Date                    % of Account Eligible for
                                                                                     Diversification
                                             January 1, 1998                               50%
                                              April 1, 1998                               100%

                          6.2.1.4 After December 31, 1998, 100% of
Participants' Profit Sharing Accounts shall be eligible for diversification, regardless of the Participant's years of employment.

                 6.2.2 Secondary Public Offering of SSC Stock. In the event of a secondary public offering of shares of SSC Stock which includes shares of SSC Stock held by the Plan, Participants may direct the sale of such shares of SSC Stock held in their Accounts in the Plan in accordance with such rules and procedures as the Plan Administrator may establish.

         6.3     Changes in Investment Options.

                 6.3.1 Change in Investment Options Offered by Plan. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, add to or change the investment options offered under the Plan. Participants shall be notified of any such change and such change shall be effective as of the date designated in such notice.

                 6.3.2 Change in Investment Option by Participant. A Participant may change his or her investment options at such times and pursuant to the terms and procedures as may be established by the Plan Administrator.

         6.4 SSC Stock Fund as Investment Option. If one of the investment options under the Plan is a SSC Stock Fund, then any SSC Stock purchased for the SSC Stock Fund shall be purchased at the fair market value of the SSC Stock at the time such shares are purchased. In addition, the Plan Administrator may establish such rules with respect to the investment in the SSC Stock Fund by a Participant who is an "Insider" within the meaning of the Securities and Exchange Act of 1934 (the "1934 Act") as it may deem necessary or appropriate to comply with Rule 16b-3 promulgated under the 1934 Act, as it may be in effect from time to time.

              SECTION 7  DISTRIBUTION OF BENEFITS UPON TERMINATION

         7.1 Distribution of Benefits. When a Participant terminates employment with the Employer, the vested amount credited to his or her Account(s) reduced to the extent necessary to discharge any outstanding loan obligations, shall be distributed as provided in this Section 7.

         7.2     Timing of Distribution.

                 7.2.1    Accounts of $3,500 ($5,000 after August 5, 1997) or
Less. If the value of a terminated Participant's vested Accounts is $3,500 or less, ($5,000 for Plan Years beginning after August 5, 1997) the value of such vested Accounts shall be distributed in a single lump sum payment as soon as administratively feasible after end of the quarter following the quarter in which the Participant's termination of employment occurred, or the date on which a Participant requests a distribution, whichever is earlier.

                 7.2.2    Accounts of More than $3,500 ($5,000 after August 5,
1997).

                          7.2.2.1 Immediate Distribution Upon Consent.  Except
as provided for in Section 7.2.2.2, below, if the value of a terminated Participant's vested Accounts exceeds $3,500, ($5,000 for Plan Years beginning after August 5, 1997) the value of the Participant's vested Accounts shall be distributed in a single lump sum payment as soon as administratively feasible after the Participant gives his or her written consent to such distribution. If the value of a Participant's vested Accounts determined at the time of a distribution to the Participant exceeds $3,500, ($5,000 for Plan Years beginning after August 5, 1997) then the value of a Participant's vested Accounts at any subsequent time shall be deemed to exceed $3,500, ($5,000 for Plan Years beginning after August 5, 1997). Notwithstanding the above, upon termination of the Plan, the entire vested benefit of any Participant may be distributed in a single lump sum without the Participant's consent, regardless of the amount of the lump sum payment.

                          7.2.2.2 Deferral of Profit Sharing Accounts of Quota
and Professional Employees.

                                  7.2.2.2.1        Except as provided in
Section 7.2.1., distribution of the vested Profit Sharing Account of a Quota or Professional Employee shall be deferred for the Deferral Period.

                                  7.2.2.2.2        In the event a Quota or
Professional Employee is rehired by the Employer at any time within the Deferral Period, upon his or her rehire the Deferral Period shall be suspended and no amounts subject to deferral under Section 7.2.2.2 shall be distributed until such Employee's subsequent termination of employment and any such subsequent distributions shall be subject to the provisions of this Section 7.2.2.2. Upon such Employee's subsequent termination of employment, the distribution of all of such Employee's vested Profit Sharing Account shall be deferred for the new Deferral Period which shall be reduced by the time he or she was absent from the Employer after his or her previous termination from employment. In no event, however, shall the New Deferral Period be reduced to less than 1 year.

                                  7.2.2.2.3        The vested Profit Sharing
Account of a terminated Quota or Professional Employee which has not previously been distributed, will be distributed in a single lump sum as soon as administratively feasible following the end of the Deferral Period after the Participant gives his or her written consent.

                                  7.2.2.2.4        Notwithstanding the
foregoing, the vested Profit Sharing Accounts, if any, of any Quota or Professional Employee whose employment terminated prior to January 1, 1996 and who prior to January 1, 1996 was finally determined to have competed under the terms of the Plan as then in effect, shall be distributed in a single lump sum as soon as administratively feasible after his or her Normal Retirement Date, provided the Quota or Professional Employee gives his or her written consent, or upon his or her earlier death or Total Disability.

                 7.2.3 Latest Distribution Date. Notwithstanding any other provision of Section 7 to the contrary:

                          7.2.3.1 Normal Retirement.  A Participant's vested
accounts shall be distributed no later than 60 days after the end of the Plan Year in which the Participant attains the Normal Retirement Date or the date the Participant terminates employment, whichever is later, subject to the consent requirements of Section 7.2.3.3.

                          7.2.3.2 Required Distribution.  Benefit payments to
any Participant who is a five percent (5%) owner shall commence not later than the April 1 after the calendar year in which he or she attains age 70-1/2 years.

                          7.2.3.3 Consent Required For Early Distribution.  If
the value of a Participant's vested Accounts are more than $3,500 ($5,000 for Plan years beginning after August 5, 1997), no distributions shall be made prior to the date on which the Participant attains age 62 without the Participant's prior written consent. Any terminated Participant who is eligible for a distribution and who does not consent to an earlier distribution shall be deemed to have elected to defer distribution of his or her vested Accounts until he or she attains age 62 or such earlier date as he or she may subsequently elect.

                          7.2.3.4 Waiver of 30 Day Notice.  Notwithstanding any
other provision of the Plan or the Code to the contrary, a Participant, Beneficiary or other person entitled to a distribution or withdrawal hereunder, may elect to waive the 30-day notice period with respect to any distribution or withdrawal from the Plan and such distribution may commence less than 30 days after the required notice is given, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution (the "explanation"), the distributee, after receiving the notice, affirmatively elects a distribution, and the distribution or withdrawal is made more than seven (7) days after such explanation is given.

         7.3 Death. Upon the death of a Participant, the vested Accounts of the deceased Participant, reduced to the extent necessary to discharge any outstanding loan obligation, will be distributed in a single lump sum within one (1) year of the Participant's death, subject, however, to presentation of documentation satisfactory to the Plan Administrator evidencing the Participant's death.

         7.4 Method of Distribution. Distributions may be made in cash or in kind. Distributions of SSC Stock shall be made only in whole shares, with the value of any fractional shares to be paid in cash.

         7.5 Investment of Accounts if Distribution Deferred. If the distribution of the terminated Participant's vested Accounts is deferred, the Accounts shall continue to remain as part of the Trust, and continue to be invested in accordance with the terminated Participant's most recent investment election under Section 6 which investment election may be changed by the terminated Participant to the same extent as if he or she were an Active Participant.

         7.6     Reasonable Procedures.  Distributions required under this
Section 7 shall be subject to such reasonable and uniform procedures as the Plan Administrator shall in its discretion establish from time to time.

         7.7     Direct Rollover of Eligible Rollover Distributions.

                 7.7.1 Direct Rollover's Permitted. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 7.7, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                 7.7.2    Definitions.

                          7.7.2.1          Eligible Rollover Distribution.  An
Eligible Rollover Distribution is any distribution of all or any portion of the vested balance of the Distributee's accounts, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          7.7.2.2          Eligible Retirement Plan.  An
Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or retirement annuity.

                          7.7.2.3          Distributee.  For purposes of this
Section 7.7, a Distributee means a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                          7.7.2.4          Direct Rollover.  A Direct Rollover
is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         7.8 No Liability. Any payment to any Participant, or to his or her legal representative or beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, or the Employer, any of whom may require such Participant, legal representative or Beneficiary as a condition precedent to such payment to execute a receipt therefor in such form as shall be determined by the Trustee or the Plan Administrator, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or other Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust and the Employer does not assume any liability or responsibility therefor.

                            SECTION 8  WITHDRAWALS

         8.1 Withdrawals After Age 59 1/2. Any Participant who has attained age 59 1/2 years and is fully vested, may, upon written application to the Administrative Committee, elect to withdraw all or a percentage of the amounts credited to any or all of the Participant's Accounts. No more than one withdrawal may be made under this Section 8.1 in any Plan Year.

         8.2     Withdrawal for Financial Hardship.

                 8.2.1 Reasons for Financial Hardship. If an immediate and heavy financial hardship arises from: (1) medical expenses within the meaning of section 213(d) of the Code incurred by the Participant or his or her family;
(2) purchase (excluding mortgage and rent payments) of the Participant's primary residence; (3) post-secondary education tuition for the Participant and/or his or her family; and (4) mortgage foreclosure or eviction of the Participant from his or her principal residence, an Active Participant may request a withdrawal of some or all of the vested amount credited to the Participant's Accounts, subject to the limitations in
Section 8.2.2, below.

                 8.2.2    Limitations on Financial Hardship Withdrawal.

                          8.2.2.1 Notwithstanding the foregoing, no
distribution shall be made because of financial hardship unless the distribution is necessary in light of immediate and heavy financial needs of the Participant as defined in section 8.2.1 above. The amount of the hardship withdrawal must not exceed the amount required to meet the immediate financial need created by the hardship (including any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the withdrawal) and the Participant must certify that he or she cannot meet the hardship with insurance, by stopping Tax Deferred Savings Contributions under the Plan, by obtaining a commercial loan, by taking any other distributions from the Plan, or by selling other assets as long as that would not create another financial hardship. The Participant must obtain all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer prior to receiving a hardship withdrawal under this
Section 8.2.

                          8.2.2.2 No more than one withdrawal may be made under
this Section 8.2 in any Plan Year and no earnings credited to a Participant's Tax Deferred Savings Account may be withdrawn. No amounts credited to a Participant's Matching Contributions Account, may be withdrawn for financial hardship unless the Participant is 100% vested in such Account.

                          8.2.2.3 The Participant is suspended from making Tax
Deferred Savings Contributions or elective contributions to any plan maintained by the Employer for 12 months following the receipt of the withdrawal. For this purpose, the term "any plan maintained by the Employer" means all qualified and nonqualified plans of deferred compensation, but does not include the mandatory employee contribution portion of a defined benefit plan or a health or welfare plan.

                          8.2.2.4 The Participant may not make Tax Deferred
Savings Contributions and elective contributions to any plan maintained by the Employer for the calendar year immediately following the year of the financial hardship withdrawal in excess of (i) the applicable limit under section 402(g) of the Code for such following year, less (ii) the amount of such Participant's Tax Deferred Savings Contributions and elective contributions for the year of the financial hardship withdrawal.

                          8.2.2.5 Amounts attributable to Matching
Contributions and qualified QNECs that are used pursuant to Section 12.3.3.4 to determine the Participant's Deferral Percentage for any Plan Year may not be withdrawn on account of financial hardship.

                          8.2.2.6 A Participant may withdraw amounts from his
or her Profit Sharing Account only if the financial hardship arises from medical expenses within the meaning of Section 213(d) of the Code incurred by the Participant of his or her family.

                          8.2.2.7 An Inactive Participant is not eligible to
make a financial hardship withdrawal.

         8.3 Withdrawals from Profit Sharing Account. In addition to withdrawals after age 59 1/2 years and for financial hardship pursuant to Sections 8.1 and 8.2, above, Active

Participants, may elect to withdraw amounts from their vested Profit Sharing Accounts subject to the following terms and conditions:

                 8.3.1 Employees other than Quota or Professional Employees. Any Participant who is not a Quota or Professional Employee and who has completed at least five Employment Years may, upon written request to the Plan Administrator, elect to withdraw up to the entire vested amount credited to such Participant's Profit Sharing Account.

                 8.3.2 Quota or Professional Employees. Except as otherwise provided in Sections 8.3.4, 8.3.5 and 8.3.6, any Active Participant who is a Quota or Professional Employee and who has completed at least ten Employment Years may, upon written request to the Plan Administrator, withdraw amounts from his or her vested accounts as follows:

                          8.3.2.1 On or after the completion of the tenth
(10th) Employment Year, the Participant may elect to withdraw up to 25% of the value of his or her vested accounts.

                          8.3.2.2 On or after the completion of the eleventh
(11th) Employment Year, the Participant may elect to withdraw up to 33-1/3% of the value of his or her vested accounts or, if no previous withdrawals have been made pursuant to this Section 8.3.2, up to 50% of the value of the Participant's vested accounts, or such other percentage or amount as may be permitted under Section 8.3.2.

                          8.3.2.3 On or after the completion of the twelfth
(12th) Employment Year, the Participant may elect to withdraw up to fifty percent (50%) of the value of his or her vested accounts or, if no previous withdrawals have been made under this Section 8.3, up to 75% of the value of the Participant's vested Accounts, or such other percentage or amount as may be permitted under Section 8.3.2.

                          8.3.2.4 On or after the completion of the thirteenth
(13th) Employment Year, the Participant may withdraw the entire value of his or her vested accounts which have not previously been withdrawn.

                          8.3.2.5 If a Participant elects under subsection
8.3.2.1, 8.3.2.2 or 8.3.2.3 to withdraw a part but less than all of the percentage or amount the Participant is entitled to withdraw under such subsections, then the Participant may subsequently withdraw from his or her accounts such percentage or amount as the Plan Administrator shall determine. In determining the percentage or amount which may be withdrawn under this subparagraph 8.3.2.5, the Plan Administrator shall adjust the maximum percentage or amount which could be withdrawn under subparagraph 8.3.2.1,
8.3.2.2 or 8.3.2.3 if no previous withdrawals had been made to reflect the partial withdrawals previously made. All adjustments made by the Plan Administrator hereunder shall be made in accordance with procedures uniformly applied to all Participants in a nondiscriminatory manner.

                 8.3.3 Definition of Employment Year. For purposes of the withdrawal provisions contained in this Section 8.3 a Participant shall be credited with one Employment Year for each twelve months of employment (whether or not consecutive) of such Participant, determined as follows:

                          8.3.3.1 For purposes of determining the Participant's
employment, a Participant shall be credited for the time period commencing with his or her Employment Commencement Date and/or Reemployment Commencement Date and ending on his or her Employment Termination Date.

                          8.3.3.2 Nonsuccessive periods of employment shall be
aggregated. Less than whole year periods of employment (whether or not consecutive) shall be aggregated on the basis that twelve (12) months of employment or 365 days of employment equal a whole year of service. Thirty (30) days are deemed to be one (1) month in the case of aggregation of partial months.

                          8.3.3.3 "Employment Commencement Date" shall mean the
date an Employee first performs an hour of service within the meaning of Department of Labor Regulation Section 2530.200b-2(a) for the Employer.

                          8.3.3.4 "Reemployment Commencement Date" shall mean
the first day on which a rehired Employee performs an hour of service within the meaning of Department of Labor Regulations Section 2530.200b-2(a) for the Employer.

                          8.3.3.5 "Employment Termination Date" shall mean the
date on which an Employee quits, retires, is discharged, dies, the expiration of unpaid employer approved leave of absence if the Employee does not resume employment upon such expiration, or terminates due to long-term disability or separates from service of the Employer for any other reason.

                 8.3.4 Rehired Quota or Professional Employees. A terminated Quota or Professional Employee who has been determined to have competed under the terms of the Plan as in effect prior to January 1, 1996 after termination of employment and who is rehired by the Employer may, if otherwise eligible to make a withdrawal under the provisions of Section 8.3.2, withdraw amounts attributable to his or her service with the Employer prior to such rehire and any earnings thereon only if such rehired Participant has completed at least three (3) years of continuous employment with the Employer measured from his or her Reemployment Commencement Date. Such rehired Participant may withdraw amounts attributable to his or her service with the Employer performed after his or her Reemployment Commencement Date in accordance with the provisions of Section 8.3.2.

                 8.3.5 One Withdrawal Per Plan Year. No more than one withdrawal may be made under Section 8.3 in any Plan Year.

         8.4 Valuation of Accounts for Withdrawal Purposes. For purposes of determining the amount which any Participant is entitled to withdraw pursuant to the provisions of this Section 8, the value of a Participant's vested Accounts shall be determined as of the Valuation Date coinciding with or next preceding the date of such Participant's withdrawal, reduced by any distributions or withdrawals made subsequent thereto.

         8.5 Transfer to Rollover Accounts in Lieu of Withdrawal. Any Active Participant who is eligible to withdraw amounts from his or her Profit Sharing Account under Section 8.3 may direct that the amount subject to withdrawal be transferred to the Participant's Rollover Account in lieu of a withdrawal. The amount so transferred shall be deemed to have been withdrawn for purposes of calculation of the withdrawal limitations under Section 8.3 and thereafter shall not be subject to any restrictions contained in the Plan which are applicable solely to Profit Sharing Accounts.

         8.6 Inactive Participant Not Eligible for Withdrawal from Profit Sharing Accounts. Notwithstanding any other provision to the contrary, Inactive Participants may not make withdrawals from their Profit Sharing Accounts under Section 8.3.

         8.7     Withdrawal Rules and Procedures.  Withdrawals under this
Section 8 shall be subject to such reasonable and uniform rules and procedures as the Plan Administrator shall in its discretion establish from time to time.

                                SECTION 9  LOANS

         9.1 Loans Permitted. Effective as of such time as the Plan Administrator may specify, upon application of an Active Participant the Plan Administrator may direct the Trustee to make a loan to such Participant in accordance with all of the following provisions:

                 9.1.1 The principal amount of a loan would not exceed the lesser of subsection 9.1.1.1, 9.1.1.2 or 9.1.1.3 below:

                          9.1.1.1 $50,000, reduced by the Participant's highest
outstanding loan balance during the one (1) year period ending on the day before the day on which the current loan is made. For purposes of determining the Participant's highest outstanding loan balance, all loans made to the Participant from the Plan and any other qualified plan maintained by the Company or a Related Company shall be aggregated.

                          9.1.1.2 50% of the Participant's vested interest in
his Accounts, other than his or her Profit Sharing Account, reduced by the current outstanding balance of all other loans to the Participant from the Plan and any other qualified plan maintained by the Company or a Related Company.

         For purposes of this section 10.1, the vested balance of the Participant's Accounts shall be determined as of the Valuation Date coinciding with or next preceding the date of such loan, as adjusted for any distributions or contributions made after such Valuation Date.

                 9.1.2 Loans must be available to all Participants on a reasonably equivalent basis, and in the same percentage of their vested balances.

                 9.1.3    Loans must be adequately secured.

                 9.1.4 The minimum amount of a loan shall be no less than $1,000.

                 9.1.5 Loans must be evidenced by the borrowing Participant's promissory note for a fixed term not to exceed five (5) years unless the loan is used to acquire any dwelling unit which within a reasonable time after the loan is made is to be used as the principal residence of the Participant, in which case the loan term shall not exceed fifteen (15) years.

                 9.1.6 Loans must bear a reasonable rate of interest, and require regular, periodic repayment through substantially level amortization and payments not less frequently than quarterly over the life of the loan.

                 9.1.7 Loans may not constitute a prohibited transaction under the applicable sections of ERISA and the Code, and the Regulations promulgated thereunder.

                 9.1.8 Loans are available to Active or suspended Participants only.

                 9.1.9 Loans must be in accordance with such other guidelines and policies as shall be adopted from time to time by the Plan Administrator which, upon adoption, shall constitute part of the Plan.

                           SECTION 10  BENEFICIARIES

         10.1 Right to Designate Beneficiary. Each Participant shall have the right to designate on forms provided by the Plan Administrator a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his or her death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries; provided, however, if the Participant is married at the time any such designation of Beneficiary is made and the Participant's surviving spouse is not the sole designated Beneficiary of the Participant, consent of such spouse must be given in writing with respect to such designation and witnessed by a notary public. This spousal consent requirement may be waived by the Employer if there is no spouse or the spouse cannot be located, or for such other reasons authorized in applicable Treasury Regulations.

         10.2 No Valid Beneficiary Designation. If, upon the death of a Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Plan Administrator, the Plan Administrator shall designate as the Beneficiary, in order of priority:

                 10.2.1   The surviving spouse;

                 10.2.2   The Participant's estate.

                 10.2.3 The determination of the Plan Administrator as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons.

                   SECTION 11  DESIGNATION OF NAMED FIDUCIARY
                       APPOINTMENT OF INVESTMENT MANAGER

         11.1 Named Fiduciary for Administration. The Plan Administrator is the named fiduciary for administration of the Plan provided for by ERISA and shall have the full authority and discretion to manage and control the operation and administration of the Plan.

         11.2 Administrative Powers of Plan Administrator. The Plan Administrator shall have all powers necessary to enable it to administer the Plan in accordance with its provisions, including without limitation the following:

                 11.2.1 Establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner for enrollment in the Plan and to changes by Participants on their contributions and investment options;

                 11.2.2 Establish the rules and procedures by which the Plan will operate;

                 11.2.3 Establish a Plan loan policy pursuant to Section 9 and rules and procedures for the administration of such Plan loan policy that are consistent with the Plan and all applicable laws and regulations;

                 11.2.4 Resolve all questions relating to the eligibility of Employees to become Participants;

                 11.2.5 Determine the appropriate allocations to Participants' Accounts;

                 11.2.6 Determine the amount of benefits payable to a Participant (or Beneficiary), and, subject to the provisions of the Plan, the time and manner in which such benefits are to be paid;

                 11.2.7 Authorize and direct all disbursements from the Trust Fund by the Trustee;

                 11.2.8 Establish procedures in accordance with section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

                 11.2.9 Engage any administrative, legal, accounting, clerical or other services that it may deem appropriate;

                 11.2.10 Construe and interpret the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

                 11.2.11 Adopt amendments to the Plan document and/or the Trust Agreement which are deemed necessary or desirable to facilitate administration of the Plan and/or to bring these documents into compliance with all applicable laws and regulations, provided that the Plan Administrator shall not have the authority to adopt any Plan amendment that will result in increased Employer contributions or substantially increased administrative costs unless such amendment is contingent upon ratification by the Board before becoming effective;

                 11.2.12 Delegate any of its administrative responsibilities under this Plan to one or more Employees or to one or more persons or organizations that it has employed to perform such administrative responsibilities; and

                 11.2.13 Compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

                 11.2.14 Execute agreements and other documents on behalf of the Plan and Trust.

         11.3 Decisions of Plan Administrator. Decisions of the Plan Administrator made in good faith upon any matter within the scope of its authority shall, subject to the provisions of Section 16, be final and binding upon all persons, including Participants and their legal representatives.

         11.4 Investment Powers and Responsibilities. The Plan Administrator is the named fiduciary for investments and shall have authority and responsibility with respect to control or management of the Plan assets provided for by ERISA. The Plan Administrator shall have all powers necessary to enable it to manage the assets of the Plan, including without limitation, the following:

                 11.4.1 Select, review and retain or change any investment options offered under the Plan pursuant to Section 6;

                 11.4.2 Reviewing the performance of the Trustee with respect to the Trustee's duties, responsibilities and obligations under the Plan and Trust Agreement;

                 11.4.3 Communicating Participants' investment elections to the Trustee;

                 11.4.4 Appointing (or removing) one or more Investment Managers as defined in ERISA to direct the investment and management of all or part of the assets of the Trust. Each Investment Manager shall have the power to manage, acquire and dispose of the part of the assets of the Trust designated by the Plan Administrator.

         11.5 Plan Administrator. The Company shall discharge its duties as the Plan Administrator through such employees or agents as it may designate.

         11.6 Multiple Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         11.7 Indemnification. The Company shall indemnify and hold harmless the members of the Board, the members of any Administrative Committee appointed pursuant to the terms of the Prior Profit Plan, and any other Employees to whom any fiduciary responsibility with respect to the Plan is or may be allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys' fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons or to the extent such indemnification is specifically prohibited by ERISA. The Company shall have the obligation to conduct the defense of such persons in any proceeding to which this Section 11.7 applies. If any Board member, Administrative Committee member or any Employee covered by this indemnification clause of this Section
11.7 determines that the defense of the Company is inadequate, that member shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts. The Company may satisfy its obligation under this Section 11.7 in whole or in part, through the purchase of a policy or policies of insurance, but no insurer shall have any rights against the Plan arising out of this Section 11.7.

         11.8 Costs. All costs associated with the operation of the Plan and Trust shall be paid by the Company or, in the sole discretion of the Plan Administrator, charged to the Plan and paid from the Plan's assets provided that such payment by Plan are not prohibited by ERISA or the regulations thereunder.

                      SECTION 12  LIMITS ON CONTRIBUTIONS

         12.1    Section 415 Limits on Contribution Allocations.

                 12.1.1 Notwithstanding anything in the Plan to the contrary, in accordance with the requirements of Code section 415, no contribution to the Plan shall knowingly be made and no amount shall be allocated to a Participant's Tax Deferred Savings Contributions Account, Matching Contribution Account, and/or Profit Sharing Account if such contribution or allocation would cause the Annual Addition to the Participant's Accounts for a Plan Year to exceed the lesser of: (i) twenty five percent (25%) of the Participant's compensation from the Employer for such Plan Year, or (ii) the Defined Contribution Dollar Limitation. For purposes of this Section 12.1.1, the following definitions and rules shall apply:

                          12.1.1.1         "Annual Addition" shall mean for any
Plan Year the sum of the Tax Deferred Savings Contributions, Matching Contributions, QNECs, and Profit Sharing Contributions allocated to a Participant's Accounts.

                          12.1.1.2         "Defined Contribution Dollar
Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit limitation set forth in Code section 415(b)(1) in effect for such Plan Year.

                          12.1.1.3         If the Employer is contributing to
another defined contribution plan, as defined in Code section 414(i), for Employees of the Employer, some or all of whom may be Participants of the Plan, then any such Participant's Annual Addition in such other plan shall be aggregated with such Participant's Annual Addition derived from the Plan for purposes of the limitation in this Section 12.1(a).

                          12.1.1.4         "Compensation" shall have the
meaning set forth in Section 12.7.

                 12.1.2 For years beginning before January 1, 2000, if a Participant in the Plan is also a participant in a defined benefit plan, as defined in Code section 414(j), to which contributions are made by the Employer, then in addition to the limitation contained in Section 12.1.1, for any Plan Year the sum of such Participant's defined benefit plan fraction (as defined by Code section 415(e)(2)) for all such plans and his or her defined contribution plan fraction (as defined by Code section 415(e)(3)) for all such plans for such Plan Year shall not exceed 1.0.

                 12.1.3 In order to implement the limitations set forth in Sections 12.1.1 and 12.1.2, the aggregate of the Annual Additions to the Plan and the Annual Additions to any other defined contribution plan shall be limited or reduced until the applicable limitation is satisfied, by limiting or reducing the aggregate amount to the extent permitted by regulations promulgated pursuant to the Plan, refund of any Tax Deferred Savings Contributions, and earnings thereon, made by the Participant to the Plan.

         12.2 Annual Limitation on Salary Deferral Contributions. Notwithstanding any other provision of the Plan, no Participant shall be permitted to have Tax Deferred Savings Contributions made to the Plan on his or her behalf during any calendar year in excess of $7,000, multiplied by a cost of living adjustment prescribed by the Secretary of the Treasury under section 415(d) of the Code, as applied in such manner as the Secretary shall provide, or such other amount as may be permitted by law.

                 12.2.1 Excess Deferrals. For purposes of this Section 12.2, a Participant's "Excess Deferrals" shall mean the amount of Tax Deferred Savings Contributions for a calendar year which are in excess of the limit set forth in Section 12.2 (as applied to all tax-deferred elective contributions under the Plan and other plans specified by law) and which the Participant allocates to the Plan as part of the Participant's election.

                 12.2.2 Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, Excess Deferrals and income allocable thereto for a given calendar year may be distributed no later than April 15 of the following calendar year to Participants who claim such Excess Deferrals by making a timely election.

                 12.2.3 Adjustment of Excess Deferrals for Income or Losses. A Participant's Excess Deferrals shall be adjusted for income or loss for the calendar year in which the Excess Deferrals occurred, which shall be determined by multiplying the total amount of income or loss allocable to the Participant's Tax Deferred Savings Contribution Account for the applicable calendar year by a fraction, the numerator of which shall be the Participant's Excess Deferrals and the denominator of which shall be the balance in the Participant's Tax Deferred Savings Contribution Account on the last day of the applicable calendar year (excluding any income or loss allocable to such Account for the calendar year in which the

Excess Deferrals occurred). If the distribution of Excess Deferrals to a Participant is made after the calendar year in which the Excess Deferrals occur, then the Participant's Excess Deferrals shall also be adjusted for income or loss for the period between the end of the applicable calendar year and the time of the distribution by any method permitted under regulations issued by the Internal Revenue Service.

                 12.2.4 Correction of Erroneous Excess Deferrals. In the event a Participant erroneously makes Excess Deferrals to the Plan during a calendar year, the Plan may make a corrective distribution of such Excess Deferrals during the same calendar year provided that the individual designates the distribution as an Excess Deferral, the corrective distribution is made after the date on which the Plan received the Excess Deferral and the Plan designates the distribution as a distribution of Excess Deferrals.

         12.3    Actual Deferral Percentage Limitation.

                 12.3.1 Actual Deferral Percentage Test. In order that the Plan comply with the requirements of Code section 401(k), the Tax Deferred Savings Contributions made for each Plan Year must satisfy one of the following tests, except as provided in regulations promulgated by the Secretary of the Treasury whereby the Actual Deferral Percentage test is treated as satisfied following the distribution of Excess Contributions using the "dollar levelling method":

                          12.3.1.1         The Actual Deferral Percentage for
the Plan Year of Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the preceding Plan Year of Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

                          12.3.1.2         The Actual Deferral Percentage for
the Plan Year of Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the preceding Plan Year of Participants who are Non-Highly Compensated Employees multiplied by two (2), provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative test with respect to any Highly Compensated Employee.

                 12.3.2 Definitions. For purposes of this Section 12.3, the following definitions shall apply:

                          12.3.2.1         "Actual Deferral Percentage" shall
mean the average (expressed as a percentage rounded to the nearest one hundredth of one percent) of the Deferral Percentages of the Participants in a group.

                          12.3.2.2         "Deferral Percentage" shall mean the
ratio (expressed as a percentage rounded to the nearest one hundredth of one percent) that a Participant's Tax Deferred Savings Contributions made during a Plan Year bears to the Participant's compensation for such Plan Year. In the case of a Participant who makes no Tax Deferred Savings Contributions during the Plan Year, such Participant's Deferral Percentage shall be zero (0).

                          12.3.2.3         "Compensation," for purposes of this
Section 12.3, shall have the meaning set forth in Section 12.7.

                          12.3.2.4         "Participant" shall include any
Eligible Employee who would be eligible to make Tax Deferred Savings Contributions" to the Plan, but for (i) an election to suspend Tax Deferred Savings Contributions, (ii) an election not to make Tax Deferred Savings Contributions or (iii) an inability to receive additional annual additions because of the limits imposed by Code sections 415(c)(1) or 415(e).

                 12.3.3 Special Rules. For purposes of this Section 12.3, the following special rules shall apply:

                          12.3.3.1         Notwithstanding Section 12.3.1
above, for purposes of meeting the Actual Deferral Percentage Test for this
Section 12.3, the Plan Administrator may elect, in accordance with rules promulgated by the Secretary of the Treasury, to use current year data for determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

                          12.3.3.2         In the case of the first Plan Year
of the Plan, the amount taken into account as the Actual Deferral Percentage of Non-Highly Compensated Employees for the preceding plan year shall be three (3) percent or if the Employer so elects, the Actual Deferral Percentage of Non-Highly Compensated Employees determined for such first Plan Year.

                          12.3.3.3         The Deferral Percentage for any
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferral contributions allocated to his or her account under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or a Related Company shall be determined as if all such elective deferrals were made under a single arrangement.

                          12.3.3.4         As provided in regulations
promulgated by the Secretary of the Treasury, the Plan Administrator may, in its sole discretion, elect to take into account matching contributions and qualified non-elective contributions, as defined in Code section 401(m), made on behalf of a Participant under the Plan or any other plan of the Employer for purposes of determining such Participant's Deferral Percentage, provided that such contributions are nonforfeitable when made and distributable only in accordance with Code sections 401(k)(2)(B) and 401(k)(10).

                          12.3.3.5         The Plan Administrator shall
maintain such records as are necessary to demonstrate compliance with the requirements of this Section 12.3, including the extent to which Employer Matching Contributions and QNECs are taken into account for purposes of determining a Participant's Deferral Percentage.

                          12.3.3.6         The determination and treatment of
the Tax Deferred Savings Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                          12.3.3.7         For purposes of determining whether
this Plan satisfies the Actual Deferral Percentage test set forth in Section 12.3.1, all elective contributions made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as though made under a single plan. Additionally, if two or more plans are permissively aggregated for purposes of Actual Deferral Percentage test, the aggregated plans must also satisfy the requirements in Code sections 401(a)(4) and 410(b) as though they were a single plan.

                 12.3.4 Definition of Excess Contributions. For purposes of this Section 12.3, "Excess Contributions" shall mean the excess of:

                          12.3.4.1         The aggregate amount of Tax Deferred
Savings Contributions contributed on behalf of Highly Compensated Employees who were Participants during a Plan Year, over

                          12.3.4.2         The maximum amount of Tax Deferred
Savings Contributions permitted under Section 12.3.1 for such Plan Year.

                 12.3.5 Avoidance of Excess Contributions. In order that the Plan shall comply with the requirements of Code section 401(k) and the regulations thereunder, at any time in a Plan Year the Plan Administrator (in its sole discretion) may reduce or discontinue for the remainder of that Plan Year the rate of Tax Deferred Savings Contributions authorized by any Participant who is a Highly Compensated Employee, as provided in Section 3.1.5.

                 12.3.6   Correction of Excess Contributions.

                          12.3.6.1         Notwithstanding any other provision
of the Plan except Section 12.1, in the event neither of the special tests described in Section 12.3.1 can be satisfied, then the Excess Contributions of certain Highly Compensated Employees for a Plan Year shall first be offset by any Excess Deferrals previously distributed pursuant to Section 12.2 for the Participant's taxable year ending in the Plan Year. Any remaining Excess Contribution shall be corrected by the use of one or more of the following methods, as determined by the Plan Administrator:

                                  12.3.6.1.1       By distribution of such
Excess Contributions and allocable income to any Participants with Excess Contributions for such Plan Year. Distribution must be made, if administratively feasible, within the first 2-1/2 months of the Plan Year following the Plan Year for which the Excess Contributions were made; provided, however, that in no event shall distribution occur later than the end of the Plan Year following the Plan Year for which the Excess Contributions were made. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Contributions and allocable income.

                                  12.3.6.1.2       By contribution by the
Employer of Matching Contributions or qualified non-elective contributions, as described in section 401(k) and 401(m) of the Code, which may be taken into account for purposes of determining a Participant's Deferral Percentage, as provided in regulations promulgated by the Secretary of the Treasury. If such method is used to correct Excess Contributions under Section 12.3, it cannot also be used to correct Excess Aggregate Contributions pursuant to Section
12.4. In no event shall the Plan Administrator apply this method to correct Excess Contributions for a Plan Year without the prior approval of the Company. Notwithstanding any other provision of the Plan, the Matching Contributions or qualified non-elective contributions made under this paragraph may be allocated selectively to individual Participants or to a particular class of Participants, as the Plan Administrator may determine in its sole discretion. Contributions to be made under this paragraph shall be contributed by the Employer as soon as administratively feasible, but in no event later than the end of the Plan Year following the Plan Year for which the Excess Contributions were made.

                                  12.3.6.1.3       By any other method
permitted under regulations promulgated by the Secretary of the Treasury.

                          12.3.6.2         The correction of the Excess
Contributions of Participants who are Highly Compensated Employees through the distribution of Excess Contributions as described in Section 12.3.6.1.1 must be accomplished on an Employee-by-Employee basis. The Excess Contributions shall be distributed as follows:

                                  12.3.6.2.1       Step 1:  Calculate the
dollar amount of Excess Contributions for each affected Highly Compensated Employee in a manner described in Code section 401(k)(8)(B) and the regulations promulgated by the Secretary of the Treasury.

                                  12.3.6.2.2       Step 2:  Determine the total
of the dollar amounts calculated in Step 1 (the total Excess Contributions) and distribute this amount in accordance with steps 3 and 4 below:

                                  12.3.6.2.3       Step 3:  The elective
contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions is reduced by the amount required to cause that Highly Compensated Employee's elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount is distributed.

                                  12.3.6.2.4       Step 4:  If the total amount
distributed is less than the total Excess Contributions, Step 3 is repeated.

                          12.3.6.3         If distributions of the Excess
Contributions are made in accordance with Section 12.3.6.2 above, the Plan shall be treated as meeting the Actual Deferral Percentage Test of Code section 401(k)(3) regardless of whether the Actual Deferral Percentage Test, if recalculated after distributions of the Excess Contributions, would satisfy Code section 401(k)(3).

                          12.3.6.4         The income allocable to Excess
Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year for which the Excess

Contributions were made, and the allocable gain or loss for the period between the end of such Plan Year and the date of distribution or forfeiture, as determined as follows:

                                  12.3.6.4.1       The income allocable to a
Participant's Excess Contributions for a Plan Year shall be determined by multiplying the total income for the Plan Year allocable to the Participant's Tax Deferred Savings Contributions (including amounts treated as Excess Contributions) by a fraction, the numerator of which shall be the Participant's Excess Contributions, and the denominator of which shall be the total balance of the Participant's Account(s) attributable to Tax Deferred Savings Contributions (including amounts treated as Excess Contributions) as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year, and increased by the loss allocable to such total amount for the Plan Year.

                                  12.3.6.4.2       The allocable income shall
include income for the period between the end of the Plan Year for which the Excess Contributions were made, and the date on which the corrective distribution or forfeiture occurs. For purposes of calculating the allocable income for this period, the Plan Administrator, in its sole discretion, shall select one of the two following methods, provided that the method selected shall be applied on a uniform and nondiscriminatory basis for all Participants with Excess Contributions:

                                        12.3.6.4.2.1     The "fractional
method," under which the income for the period between the end of the Plan Year and the last day of the month preceding the distribution shall be multiplied by a fraction determined under the method described in Section 12.3.6.4.1, or

                                        12.3.6.4.2.2     The "10% method,"
under which ten percent (10%) of the allocable income determined pursuant to
Section 12.3.6.4.1, shall be
multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the distribution date. For purposes of determining the number of calendar months under the 10% method, a distribution that occurs on or before the fifteenth day of a month shall be treated as having occurred on the last day of the preceding month, and a distribution occurring after the fifteenth day of a month shall be treated as having occurred on the first day of the following month.

                          12.3.6.5         Notwithstanding any other provision
in the Plan, the determination and treatment of Excess Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                          12.3.6.6         If Excess Contributions and
allocable income for a Plan Year are not corrected by distribution before the close of the first 2-1/2 months of the following Plan Year, the Employer shall be subject to a 10% excise tax on the amount of such Excess Contributions, pursuant to Code section 4979. Such excise tax shall be due at the same time as the Employer's income tax for its taxable year with or within which the Plan Year ends.

                          12.3.6.7         Notwithstanding any other provision
in the Plan, Matching Contributions and qualified non-elective contributions which are properly taken into account pursuant to Section 12.3.3.4 may permit the Plan to avoid Excess Contributions for a Plan Year even if such Matching Contributions and qualified non-elective contributions are made after the close of the first 2-1/2 months of the following Plan Year.

         12.4    Limits on Employer Matching Contributions.

                 12.4.1 Actual Contribution Percentage Test. To ensure that the Plan complies with the requirements of Code section 401(m), the total of Matching Contributions made for each Plan Year must satisfy one of the following tests, except as provided in regulations promulgated by the Secretary of the Treasury whereby the Actual Contribution Percentage Test is treated as satisfied following the distribution of Excess Contributions using the "dollar levelling method":

                          12.4.1.1         The Actual Contribution Percentage
for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the Actual Contribution Percentage for the preceding Plan Year of Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

                          12.4.1.2         The Actual Contribution Percentage
for the Plan Year of Participants who are Highly Compensated Employees shall not exceed the Actual Contribution Percentage for the preceding Plan Year of Participants who are Non-Highly Compensated Employees multiplied by two (2), provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternate test with respect to any Highly Compensated Employee.

                 12.4.2 Definitions. For purposes of this Section 12.4, the following definitions shall apply:

                          12.4.2.1         "Actual Contribution Percentage"
shall mean the average (expressed as a percentage rounded to the nearest one hundredth of one percent) of the Contribution Percentages of the Participants in a group.

                          12.4.2.2         "Contribution Percentage" shall mean
the ratio (expressed as a percentage rounded to the nearest one hundredth of one percent) that the Matching Contributions made on behalf of or by a Participant during the Plan Year bear to the Participant's Compensation for such Plan Year.

                          12.4.2.3         "Compensation" for purposes of this
Section 12.4, shall have the same definition as in Section 12.7.

                 12.4.3 Special Rules. For purposes of this Section 12.4, the following special rules shall apply:

                          12.4.3.1         Notwithstanding Section 12.4.1
above, for purposes of meeting the Actual Contribution Percentage Test for this
Section 12.4, the Plan may elect, in accordance with rules promulgated by the Secretary of the Treasury, to use current year data for determining the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees.

                          12.4.3.2         The Contribution Percentage for any
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Contributions allocated to his account under two or more plans described in Code section 401(a) or arrangements described in Code section 401(k) that are maintained by the Company or a Related Company shall be determined as if all such contributions were made under a single plan or arrangement. The previous sentence shall only apply if such plans or arrangements have the same plan years.

                          12.4.3.3         As provided in the regulations
promulgated by the Secretary of the Treasury, the Plan Administrator may, in its sole discretion, elect to take into account elective deferrals and qualified non-elective contributions, as defined in Code





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

section 401(m), made on behalf of a Participant under the Plan or any other plan of the Employer for purposes of determining such Participant's Contribution Percentage only if such contributions meet the requirements set forth in section 1.401(m)-1(ii)(5) of the Treasury Regulations.

                          12.4.3.4         The Plan Administrator shall
maintain such records as are necessary to demonstrate compliance with the requirements of Section 12.4.1, including the extent to which elective deferrals and qualified non-elective contributions are taken into account for purposes of determining a Participant's Contribution Percentage.

                          12.4.3.5         The determination and treatment of
the Matching Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                          12.4.3.6         For purposes of determining whether
this Plan satisfies the Actual Contribution Percentage test set forth in
Section 12.4.1, all voluntary after-tax and employer matching contributions made under two or more plans that are aggregated for purposes of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)) are to be treated as though made under a single plan. Additionally, if two or more plans are permissively aggregated for purposes of the Actual Contribution Percentage test, the aggregated plans must also satisfy the requirements in Code sections 401(a)(4) and 410(b) as though they were a single plan.

                 12.4.4 Definition of Excess Aggregate Contributions. For purposes of this Section 12.4, "Excess Aggregate Contributions" shall mean the excess of:

                          12.4.4.1         The aggregate amount of the Matching
Contributions made on behalf of Participants who are Highly Compensated Employees during a Plan Year, over

                          12.4.4.2         The maximum amount of the Matching
Contributions permitted for such Plan Year.

                 12.4.5   Excess Aggregate Contributions: Correction Methods.

                          12.4.5.1         Notwithstanding any other provision
of the Plan, in the event neither of the special tests described in Section
12.4.1 can be satisfied, then the Excess Aggregate Contributions of certain Highly Compensated Employees for a Plan Year shall be corrected by use of one or more of the following methods, as determined by the Administrative
Committee:

                                  12.4.5.1.1       By distribution or
forfeiture of such Excess Aggregate Contributions and allocable income to any Participant with Excess Aggregate Contributions for such Plan Year. Distribution must be made, if administratively feasible, within the first 2-1/2 months of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made; provided, however, that in no event shall distribution occur later than the end of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Aggregate Contributions and allocable income. Such distributions shall be in compliance with Code section 401(a)(4).

                                  12.4.5.1.2       By an Employer contribution
of qualified non-elective contributions, as defined in Code section 401(k) and 401(m), which may be taken into account for purposes of determining a Participant's Contribution Percentage, as provided in regulations promulgated by the Secretary of the Treasury. If such method is used to correct Excess Aggregate Contributions, it may not also be used to correct Excess Contributions pursuant to Section 12.3. In no event shall the Plan Administrator apply this method to correct Excess Aggregate Contributions for a Plan Year without the prior approval of the Company. Notwithstanding any other provision of the Plan, qualified non-elective contributions made under this paragraph may be allocated selectively to Participants or to a particular class of Participants, as the Company may determine in its sole discretion. Contributions to be made under this paragraph shall be contributed by the Employer as soon as administratively feasible, but in no event later than the end of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

                                  12.4.5.1.3       By any other method
permitted under regulations promulgated by the Secretary of the Treasury.

                          12.4.5.2         The correction of the Excess
Aggregate Contributions of Participants who are Highly Compensated Employees through the distribution or forfeiture of Excess Aggregate Contributions as described in Section 12.4.5.1.1 must be accomplished on an Employee-by-Employee basis. The Excess Aggregate Contributions shall be distributed as follows:

                                  12.4.5.2.1       Step 1:  Calculate the
dollar amount of Aggregate Excess Contributions for each affected Highly Compensated Employee in a manner described in Code section 401(m)(6)(B) and the regulations promulgated by the Secretary of the Treasury.

                                  12.4.5.2.2       Step 2:  Determine the total
of the dollar amounts calculated in Step 1 (the total Excess Aggregate Contributions) and distribute or forfeit this amount in accordance with steps 3 and 4 below:

                                  12.4.5.2.3       Step 3:  The Matching
Contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions is reduced by the amount required to cause that Highly Compensated Employee's elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. To the extent the amount of Matching Contribution, which is reduced as provided in this Section 12.4.5.2 is vested, this amount is then distributed to the Highly Compensated Employee with the highest dollar amount. To the extent such amount of Matching Contribution is unvested, this Amount is forfeited. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is distributed or forfeited.

                                  12.4.5.2.4       Step 4:  If the total amount
distributed is less than the total Excess Aggregate Contributions, Step 3 is repeated.

                          12.4.5.3         If distributions or forfeitures of
the Excess Aggregate Contributions are made in accordance with Section 12.4.5.2 above, the Plan shall be treated as meeting the Actual Contribution Percentage Test of Code section 401(m)(2) regardless of whether the Actual Contribution Percentage Test, if recalculated after distribution of the Excess Aggregate Contributions, would satisfy Code section 401(m)(2).

                          12.4.5.4         The income allocable to Excess
Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year for which the Excess

Aggregate Contributions were made, and the allocable gain or loss for the period between the end of such Plan Year and the date of distribution or forfeiture, as determined as follows:

                                  12.4.5.4.1       The income allocable to a
Participant's Excess Aggregate Contributions for a Plan Year shall be determined by multiplying the total income for the Plan Year allocable to the sum of the Participant's Matching Contributions (including amounts treated as Excess Aggregate Contributions) by a fraction, the numerator of which shall be the Participant's Excess Aggregate Contributions, and the denominator of which shall be the total balance of the Participant's Account(s) attributable to Matching Contributions (including amounts treated as Excess Aggregate Contributions) as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year, and increased by the loss allocable to such total amount for the Plan Year.

                                  12.4.5.4.2       The allocable income shall
include income for the period between the end of the Plan Year for which the Excess Aggregate Contributions were made, and the date on which the corrective distribution or forfeiture occurs. For purposes of calculating the allocable income for this period, the Plan Administrator, in its sole discretion, shall select one of the two following methods, provided that the method selected shall be applied on a uniform and nondiscriminatory basis for all Participants with Excess Aggregate Contributions:

                                        12.4.5.4.2.1     The "fractional
method," under which the income for the period between the end of the Plan Year and the last day of the month preceding the distribution date shall be multiplied by a fraction determined under the method described in paragraph (A) above, or

                                        12.4.5.4.2.2     The "10% method,"
under which ten percent (10%) of the allocable income determined pursuant to
Section 12.4.5.4.1 above, shall be multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the distribution date. For purposes of determining the number of calendar months under the 10% method, a distribution that occurs on or before the fifteenth day of a month shall be treated as having occurred on the last day of the preceding month, and a distribution occurring after the fifteenth day of a month shall be treated as having occurred on the first day of the following month.

                          12.4.5.5         Notwithstanding any other provision
to the Plan, a Participant's Excess Aggregate Contributions shall be determined after first determining his or her Excess Deferrals under Section 12.2 and then determining his or her Excess Contributions under Section 12.3.

                          12.4.5.6         If Excess Aggregate Contributions
and allocable income are not corrected by distribution or forfeiture before the close of the first 2-1/2 months of the following Plan Year, the Employer shall be subject to a 10% excise tax on the amount of such Excess Aggregate Contributions, pursuant to Code section 4979. Such excise tax shall be due at the same time as the Employer's income tax for its taxable year with or within which the Plan Year ends.

                          12.4.5.7          Notwithstanding any other provision
in the Plan, QNECs which are properly taken into account pursuant to Section
12.4.5.1.2 may permit the Plan to avoid Excess Aggregate Contributions for a Plan Year even if such QNECs are made after the close of the first 2-1/2 months of the following Plan Year.

         12.5 Further Limits on Non-Discrimination Testing of Tax Deferred Savings Contributions and Matching Contributions.

                 12.5.1 In order for the Plan to comply with the requirements of Code sections 401(k) and 401(m), the Plan must satisfy the tests set forth in Section 12.3 and Section 12.4 hereof. However, the Employer must avoid the multiple use of the alternative limitation as set forth in Sections 12.3.1.2 and 12.4.1.2 with respect to Highly Compensated Employees.

                 12.5.2 For purposes of this Section 12.5, a multiple use of the alternative limitation is present when all of the following conditions occur:

                          12.5.2.1         One or more Highly Compensated
Employees of the Employer are eligible to participate in a cash or deferred arrangement subject to Code section 401(k) and in a plan maintained by the Employer subject to Code section 401(m);

                          12.5.2.2         The sum of the Actual Deferral
Percentage of the entire group of eligible Highly Compensated Employees under such arrangement subject to Code section 401(k) and the Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under such plan subject to Code section 401(m) exceeds the Aggregate Limit;

                          12.5.2.3         The Actual Deferral Percentage of
the entire group of eligible Highly Compensated Employees under the arrangement subject to Code section 401(k) exceeds 125 percent of the Actual Deferral Percentage of the entire group of eligible Non-Highly Compensated Employees; and

                          12.5.2.4         The Actual Contribution Percentage
of the entire group of eligible Highly Compensated Employees under such plan subject to Code section 401(m) exceeds 125 percent of the Actual Contribution Percentage of the entire group of eligible Non-Highly Compensated Employees.

                 12.5.3 For purposes of this Section 12.5, the Aggregate Limit is defined as the greater of:

                          12.5.3.1         The sum of:

                                  12.5.3.1.1       125 percent of the greater
of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                                  12.5.3.1.2       Two (2) percentage points
plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

                          12.5.3.2         The sum of:

                                  12.5.3.2.1       125 percent of the lesser of
the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                                  12.5.3.2.2       Two (2) percentage points
plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

                 12.5.4 For purposes of this Section 12.5, the term "Relevant Actual Deferral Percentage" and the term "Relevant Actual Contribution Percentage" mean, respectively, the Actual Deferral Percentage and the Actual Contribution Percentage of the eligible group of Non-Highly Compensated Employees.

                 12.5.5   12.5.5.1         In the event a multiple use of the
alternative limitation as described in Section 12.5.2 is present, such multiple use shall be corrected by reducing the Actual Deferral Percentage or the Actual Contribution Percentage of the Highly Compensated Employees so that the combined Actual Deferral Percentage and the Actual Contribution Percentage does not exceed the Aggregate Limit.

                          12.5.5.1         The required reduction shall be
treated as an Excess Contribution as described in Section 12.3.4 or as an Excess Aggregate Contribution as described in Section 12.4.4.

                          12.5.5.2         The Employer may elect to reduce the
Actual Deferral Percentage or the Actual Contribution Percentage in order to correct the multiple use of the alternative limitation.

                          12.5.5.3         The method of correction to be used
to reduce the Actual Deferral Percentage shall be the method as set forth in
Section 12.3.6 The method of correction to be used to reduce the Actual Contribution Percentage shall be the method as set forth in Section 12.4.5.

         12.6 Forfeiture of Employer Matching Contributions. Matching Contributions attributable to the portion of the Participant's Tax Deferred Savings Contributions which have been determined to be Excess Deferrals or Excess Contributions shall be forfeited and shall reduce the Employer's Matching Contributions to the Plan.

         12.7 Definitions of Compensation. For the purposes of this Section 12, "Compensation" shall mean for any Plan Year, except as otherwise provided in the Plan, Compensation as set forth in Sections 12.7.1., 12.7.2, 12.7.3,
12.7.4 or 12.7.5 as the Plan Administrator shall elect.

                 12.7.1 Section 415(c)(3) Definition. Compensation as defined in Code section 415(c)(3),

                          12.7.1.1         For purposes of Section 12.7.1,
Compensation shall include all of the following:

                                  12.7.1.1.1       The Employee's wages,
salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (including, but not limited to, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements or other expense allowances under a non-accountable plan as described in Regulation 1.162-2(c)).

                                  12.7.1.1.2       In the case of an individual
who is an employee within the meaning of section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in section 401(c)(2) of the Code and the regulations thereunder).

                                  12.7.1.1.3       Amounts described in section
104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee.

                                  12.7.1.1.4       Amounts paid or reimbursed
by the Company for moving expenses incurred by an Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under section 217 of the Code.





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

                                  12.7.1.1.5       The value of a non-qualified
stock option granted to an Employee by the Company, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted; and

                                  12.7.1.1.6       The amount includable in the
gross income of an Employee upon making the election described in section 83(b) of the Code. Items of Compensation in Sections 12.7.1.1.1 and 12.7.1.1.2 above shall include foreign earned income (as defined in section 911(b) of the Code), whether or not excludable from gross income under section 911(b) of the Code. Items of Compensation in Sections 12.7.1.1.1 and 12.7.1.1.2 above shall be determined without regard to the exclusions from income under sections 931 and 933 of the Code.

                          12.7.1.2         For the purposes of Section 12.7.1
above, "Compensation" shall exclude the following:

                                  12.7.1.2.1       Contributions made by the
Company to a plan of deferred compensation to the extent that, before the application of the Code's section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Company contributions made on behalf of an Employee to a simplified employee pension plan described in section 408(k) of the Code are not considered as Compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as Compensation for purposes of section 415 of the Code, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as Compensation for purposes of section 415 of the Code in the Plan Year such amounts are includable in the gross income of the Employee.

                                  12.7.1.2.2       Amounts realized from the
exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 of the Code and the regulations thereunder).

                                  12.7.1.2.3       Amounts realized from the
sale, exchange or other disposition of stock acquired under a qualified stock option.

                                  12.7.1.2.4       Other amounts which receive
special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

                          12.7.1.3         Compensation, as defined in this
Section 12.7.1, shall be Compensation actually paid or made available to an Employee within the Plan Year.

                 12.7.2 Adjusted Section 415(c)(3) Definition. Compensation shall mean compensation as defined in Code section 415(c)(3) and Treasury Regulation section 1.415-2(d)(10), which shall include only Compensation as defined in Section 12.7.1.1.1 above, and the items of Compensation listed in
Section 12.7.1.2 shall be excluded.

                 12.7.3 W-2 Reporting Purposes Definition. Compensation shall mean compensation for reporting purposes under Code sections 6041, 6051 and 6052, which shall include all wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Company (paid in the course of the Company's business) for which the Company is required to furnish the Employee a written
statement under Code sections 6041(d), 6051(a)(3) and 6052.   At the discretion
of the Plan Administrator, this definition of Compensation may be modified to exclude amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Code section 217. Compensation under this subparagraph must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

                 12.7.4 Tax Withholding Definition. Compensation shall mean compensation for tax withholding under Code section 3401(a), which shall include wages as defined in Code section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                 12.7.5 Safe Harbor Alternative Definition Under Code Section 414(s). Compensation shall mean Compensation as defined in subparagraphs 12.7.1, 12.7.2, 12.7.3 or 12.7.4 above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

                 12.7.6 Special Rules. For purposes of Section 12.7, the following special rules shall apply:

                          12.7.6.1         Unless otherwise provided in this
Plan or required to be included by applicable provisions of the Code or any Regulations promulgated thereunder, "Compensation" shall include Compensation paid to any Employee prior to the time the Employee becomes a Participant in the Plan.

                          12.7.6.2         The annual Compensation of each
Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is twelve (12).

                          12.7.6.3         At the discretion of the Plan
Administrator, "Compensation" of all Employees may be modified to include elective contributions that are made by the Company on behalf of its Employees that are not includable in gross income under Code section 125, Code section 402(e)(3), Code section 402(h) and Code section 403(b). With respect to the provisions of Section 12.1, this subsection 12.7.6.3 shall be effective with respect to limitation beginning on or after January 1, 1998.

                          12.7.6.4         At the discretion of the Plan
Administrator, Compensation for all Highly Compensated Employees may be modified to exclude any portion of the Compensation of some or all of such Highly Compensated Employees.

                          12.7.6.5         "Compensation" shall include all
amounts paid by a Related Company which has adopted the Plan.

         12.8 Definition of Highly Compensated Employee. For the purposes of this Section 12, "Highly Compensated Employee" shall mean any Employee who, during the current Plan Year or the 12-month period immediately preceding the current Plan Year:

                 12.8.1 Was at any time a 5% owner, as defined in Section 18.2.1.3.1; or

                 12.8.2 Received Compensation in excess of $80,000 (indexed) during the preceding year; and

                 12.8.3 If the Company elects the application of this clause for the preceding year, was in the top paid group of employees for such preceding year. The top paid group of employees is defined as the top twenty percent (20%) of Employees, ranked on the basis of Compensation for such Plan Year.

                 12.8.4 For purposes of this Section 12.8, a former Employee shall be treated as a Highly Compensated Employee if:

                          12.8.4.1         Such Employee was a Highly
Compensated Employee when such Employee separated from service; or

                          12.8.4.2         Such Employee was a Highly
Compensated Employee at any time after attaining age 55.

                 12.8.5 For purposes of determining a Highly Compensated Employee under Section 12.8, an Employee described in Code section 414(q)(5) shall be excluded.

                 12.8.6 Notwithstanding any other provision in the Plan, the Employer may elect to determine Highly Compensated Employees on the basis of the "calendar year calculation election" set forth in the regulations promulgated under the Code.

                 12.8.7 Notwithstanding any other provision in the Plan, the determination of Highly Compensated Employees shall be made in accordance with Code section 414(q) and the regulations promulgated thereunder.

                       SECTION 13  TRUST FUND AND TRUSTEE

         13.1 Trust Agreement. Contributions made by the Employer and all other assets of the Plan shall be held in Trust in accordance with the provisions of the Trust Agreement between the Employer and the said Trustee, which Trust Agreement is executed concurrently herewith and attached hereto and incorporated by reference herein as though set forth in full. The Trust Agreement may, from time to time, be amended in the manner therein provided.

         13.2 SSC Stock as Asset of the Plan. The Plan is established for the purposes, among others, of enabling Employees to acquire capital ownership in the Employer through the contribution of SSC Stock to the Plan and the investment of cash contributions to the Plan in SSC Stock. In the fulfillment of these purposes, and subject to the provisions hereinafter set forth, any assets of the Trust Fund, up to 100% thereof, may be invested in or used to acquire SSC Stock in such amounts and at such prices as the Plan Administrator in its judgment shall deem appropriate; provided, however, the purchase of the SSC Stock to be acquired by the Trust shall be made at a price, or at prices, which do not exceed the fair market value of such shares of SSC Stock. If, at the time of such determination, SSC Stock is not traded on a national securities exchange, the fair market value per share of the SSC Stock shall be determined by dividing the fair market value of SSC by the total number of shares issued and outstanding. For purposes of determining the fair market value of SSC, an independent appraiser shall be retained to value SSC which value shall be conclusive upon all parties interested herein.

         13.3 Each Participant whose accounts have not been distributed shall have the right to direct the Trustee as to the exercise of voting rights with respect to the vested shares of SSC Stock allocated to his or her Accounts. The Trustee shall vote all vested shares of SSC Stock for which the Trustee has received directions from Participants as provided by this Section 13.3, in accordance with such directions. In addition, the Trustee shall vote
(a) all vested shares of SSC Stock with respect to which the Trustee has not received from Participants directions given in accordance with such procedures and requirements as the Trustee may establish; The Trustee, in its discretion, shall adopt such procedures as it deems reasonable and appropriate in accordance with the Trustee's responsibilities under ERISA to solicit Participants' directions as to the manner in which vested shares allocated to the Participants' Accounts shall be voted and to ensure the confidentiality of the Participants' votes, provided that such procedures shall be uniformly applied to all Participants and shall be designed to give all Participants a fair opportunity to exercise the pass-through voting provided under this
Section 13.3.

                     SECTION 14  AMENDMENT AND TERMINATION

         14.1 Amendment. The Company reserves the right at any time or times to amend the Plan to any extent and in any manner that it may deem advisable by delivery to the Trustee of a certified copy of a resolution of the Board making such amendment. Such power includes the right, without limitation, to make retroactive amendments referred to in section 401(b) of the Code. Upon delivery of such certified copy to the Trustee, the Plan and Trust Agreement shall be deemed to have been amended in the manner set forth herein, and the Company, the Trustee, and all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound thereby; provided, however, that no amendment:

                 14.1.1 Shall cause or permit any part of the principal or income of the Trust to revert to the Company or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries;

                 14.1.2 Shall change the duties or liabilities of the Trustee without its written assent to such amendment; or

                 14.1.3 Shall retroactively reduce the benefits of any Participant or his or her Beneficiary accrued under the Plan by reason of contributions made by the Employer prior to the amendment except to the extent that such reduction is permitted by ERISA.

         All amendments to the Plan or Trust which are adopted by the Board shall be deemed adopted by the Board of Directors of any subsidiary corporations of the Company upon the acceptance of such amendments by any officer of such subsidiary corporations.

         14.2 Full Vesting Upon Termination. The Company has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely and that it will be able to make its contributions indefinitely, but the Company shall be under no obligation to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue its contributions or terminate the Plan at any time without any liability whatsoever. In the event of the complete or partial termination of the Plan or complete discontinuance of further contributions hereunder, the full value of the Accounts of all Participants shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

         14.3 Termination of Plan. Unless sooner terminated in accordance with Section 14.2, the Plan shall terminate:

                 14.3.1 Upon the date specified in a written notice of the termination of the Plan and Trust, executed by the Company and delivered to the Trustee; or

                 14.3.2 Upon the adjudication of the Company as a bankrupt or the execution of a general assignment by the Company to or for the benefit of creditors or dissolution of the Company; provided, however, that such bankruptcy, assignment or dissolution proceedings shall not terminate the Plan or Trust if the Company continues to exist or if there exists a reorganized or successor corporation which expressly adopts this Plan and agrees in writing to continue the Plan and Trust; or

                 14.3.3 Upon the complete accomplishment of all the purposes for which the Plan is created.

                 However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

         14.4 Disposition of Trust Fund Upon Termination. Upon the termination of the Plan and Trust and after payment of all expenses of the Trust, the Trust assets and all Participants' Accounts shall be valued according to the procedures provided in Section 4, and the Trustee shall distribute Participants' Accounts as directed by the Employer in accordance with the provisions of Section 7.

                            SECTION 15  ASSIGNMENTS

         15.1 Non Assignment. The interest herein, whether vested or not, of any Participant, or Beneficiary, shall not be subject to alienation, assignment, encumbrance, attachment, garnishment, execution, sequestration or other legal or equitable process, or transferability by operation of law in event of bankruptcy, insolvency or otherwise. This provision shall not apply to a qualified domestic relations order with respect to a Participant as defined in section 401(a)(13) of the Code (as amended by the Retirement Equity Act of 1984) and Treasury Regulations promulgated thereunder or to security interests taken on Participants' Accounts in connection with a Plan loan made pursuant to Section 9.

                          SECTION 16  CLAIMS PROCEDURE

         The procedure set forth below is intended to provide a means for a Participant or Beneficiary entitled to receive benefits under the Plan to request a review of the determination of such benefits as made by the Plan Administrator, and is not intended as a process by which a Participant or Beneficiary may request an exception to the provisions of the Plan for such person's personal circumstances or any other reason.

         16.1 General Procedure. If a Participant or Beneficiary makes a request for benefits under the Plan which are not paid as requested, the Plan Administrator shall review the request and shall render its decision within ninety (90) days from the date the request is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the request. The Plan Administrator may require additional information if necessary to process the request. If an extension of time is required, written notice of the extension shall be furnished the person making the request within the initial ninety (90) day period, and the notice shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to reach a decision on the requests. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

         16.2 Denial of Claim for Benefits. If the Plan Administrator denies a request in whole or in part, it shall provide the person making the request with written notice of the denial within ten (10) days from the date the Plan Administrator determines that such request is denied. The notice shall set forth in language calculated to be understood by the persons making the request:

                 16.2.1   The specific reason for such denial;

                 16.2.2 Specific reference to pertinent Plan provisions upon which the denial is based;

                 16.2.3 A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

                 16.2.4 An explanation of the Plan's review procedure with respect to the denial of benefits.

         16.3    Appeal of Benefit Denial.

                 16.3.1 A person whose request has been denied in whole or in part may file a claim for review of the decision of the Plan Administrator in writing with the Plan Administrator within sixty (60) days of receipt of the notification of denial. The Plan Administrator, for good cause shown, may extend the period during which the claim may be filed. The claimant shall be permitted to submit issues and comments regarding the claim to the Plan Administrator in writing.

                 16.3.2 The Plan Administrator shall appoint an independent committee (the "Review Committee") composed of not fewer than three (3) individuals who did not participate in the original denial of the applicant's request for review and the Review Committee shall render its decision within sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences. The vote of a majority of the Review Committee shall be required for any action or decision taken by the Review Committee.

                 16.3.3 The Review Committee shall decide whether a hearing shall be held on the claim and, if a hearing is to be held, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall not be scheduled earlier than fourteen (14) days from the date of the notice of hearing. The claimant and/or his or her duly authorized representative may appear at any such hearing.

                 16.3.4 The decision of the Review Committee on review shall be furnished to the claimant in writing within the time specified in this
Section 16.3. If the decision on review denies the claim in whole or in part, it shall specify the reasons for the decision in a manner calculated to be understood by the claimant, and shall include references to the specific Plan provisions on which the decision is based. The Review Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

                 16.3.5 If the decision on review is not furnished by the Review Committee within the time specified in this Section 16.3, the claim shall be deemed denied on review.

                           SECTION 17  MISCELLANEOUS

         17.1 No Contract of Employment. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee in its employ at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his or her employment at any time. All benefits payable under the Plan shall be paid as provided for solely from the Trust and the Employer does not assume any liability or responsibility therefor.

         17.2    Merger or Consolidation of Plan.

                 17.2.1 In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation, or transfer.

                 17.2.2 If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer shall be transferred to a corporation, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts this Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose hereunder.

         17.3 Tender Offer. Notwithstanding any other provisions of this Plan to the Company, should the Company or Plan make a tender offer to shareholders of SSC Stock, Participants shall have the same rights with respect to such tender as they would have had under the terms of the Plan as in effect prior to January 1, 1996.

                        SECTION 18  TOP HEAVY PROVISIONS

         18.1 Top Heavy Rules. In any Fiscal Year in which the Plan becomes Top Heavy (defined below) the provisions of this Section 18 shall supersede any conflicting provisions of the Plan to the contrary.

         18.2    Key Employees.

                 18.2.1   "Key Employee" shall mean:

                          18.2.1.1         An Employer who, at any time during
the Fiscal Year or any of the four preceding Fiscal Years, is:

                                  18.2.1.1.1       An officer of any Employer
having an annual compensation greater than 150% of the Maximum Dollar Amount as set forth in Section 5.3 for any such Fiscal Year;

                                  18.2.1.1.2       1 of 10 Employees of any
Employer having annual compensation from all Employers of more than the Maximum Dollar Amount then in effect, and owning (or considered as owning with the meaning of section 318 of the Code) both more than a 1/2% interest in value and the largest percentage interest in such Employer;

                                  18.2.1.1.3       A 5% owner of any Employer;
or

                                  18.2.1.1.4       A 1% owner of any Employer,
having an annual compensation from all Employers of more than $150,000.

                          18.2.1.2         For purposes of this definition, not
more than 50 Employees (or, if lesser, the greater of 3 or 10% of the Employees) shall be treated as officers. For purposes of Section 18.2.1.1.2 above, if two employees of any Employer have the same interest in such Employer, the Employee having the greater annual compensation from such Employer shall be treated as having a larger interest.

                          18.2.1.3         For purposes of this paragraph:

                                  18.2.1.3.1       5% owner shall mean any
person who owns (or who is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of any Employer or stock possessing more than 5% of the total combined voting power of all stock of such Employer; and

                                  18.2.1.3.2       A 1% owner is any person who
would be described in subparagraph (i)(A) above, if "1%" were substituted for "5%" each place it appears therein.

                          18.2.1.4         For purposes of Section 18.2.1.1.2
and Section 18.2.1.1.3, the rules of section 318 of the Code shall be modified as set forth in section 416(i)(1)(B)(iii) of the Code.

                          18.2.1.5         A Key Employee shall also include
the Beneficiary of a Key Employee. A "Non-Key Employee" shall mean any Employee who is not a Key Employee.

         18.3 Compensation Limits. In any Fiscal Year in which this Plan is a Top Heavy Plan, for purposes of determining contributions or allocations under the Plan, Compensation shall not exceed the dollar limit established under section 401(a)(17) of the Code (or such higher amount as may be permitted under Treasury Regulations promulgated thereunder).

         18.4 Top Heavy Determination. The Plan will be considered Top Heavy for the Plan Year if as of the last day of the preceding Plan Year (a) the value of the sum of accounts of Participants who are Key Employees exceeds 60% of the value of the sum of the accounts of all Participants (the "60% Test") or (b) the Plan is part of a required aggregation group (within the meaning of section 416(g) of the Code) and the required aggregation group is Top Heavy. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of section 416(g) of the Code) which is not Top Heavy.

         18.5 Minimum Contribution for Top Heavy Plan. For any Plan Year in which the Plan is a Top Heavy Plan, an amount shall be credited to the Employer Matching Contribution Account of each Participant who is not a Key Employee and who is eligible to share in this special minimum contribution for a Top Heavy Plan pursuant to Section 18.5.3 below which is equal to:

                 18.5.1   the lesser of:

                          18.5.1.1         The amount of all contributions (Tax
Deferred Savings Contributions, Matching Contributions and Profit Sharing Contributions) expressed as a percentage of compensation (as defined in Section 12.7) which are credited to the Accounts with respect to such Plan Year of the Key Employee having the highest such percentage, or

                          18.5.1.2         Three percent (3%) of compensation
(as defined in Section 12.7).

                 18.5.2 reduced by the amount of the Matching Contribution and the Profit Sharing Contribution otherwise credited to the Accounts of each Employee who is not a Key Employee for such Plan Year.

                 18.5.3 All Participants who are not Key Employees and who are employed the last day of the Plan Year are eligible to share in this special minimum contribution for a Top Heavy Plan described in this Section
13.4. Participants who are not Key Employees are not required to complete 1000 hours of service or make Tax Deferred Savings Contributions to be eligible for an allocation of the special minimum contribution for a Top Heavy Plan.

         18.6 Top Heavy Vesting. Notwithstanding the provisions of Section 5, if a Participant's termination of employment occurs while the Plan is a Top Heavy Plan, such Participant's vested percentage in his or her Accounts shall not be less than the following Top Heavy Vesting Schedule:

                  Years of Service                                          Percentage Vested
                For Vesting Purposes
                     less than 2                                                   0%
                          2                                                        20%
                          3                                                        40%
                          4                                                        60%
                          5                                                        80%
                          6                                                       100%

                 18.6.1 If the Plan becomes a Top Heavy Plan and Section 18.6 therefore supersedes the vesting provisions of Section 5, and the Plan subsequently ceases to be Top Heavy, the Top Heavy Vesting Schedule set forth in Section 18.6 shall continue to supersede Section 5 with respect to any Participant who had at least five (5) Years of Service for Vesting Purposes as of the last day of the Fiscal Year in which the Plan was Top Heavy. For other Participants, Section 18.6 shall apply only to their Account balances as of the last day of the Plan Year in which the Plan was last Top Heavy and Section 5 shall apply to the remainder of their Account balances.

         18.7 Notwithstanding Section 5.4.2, if a Participant is re-employed before such Participant has five (5) consecutive One Year Breaks in Service, no portion of a distribution to such Participant attributable to the Employer's contribution (the "Minimum Contribution") under Section 18.5.1 shall be subject to repayment as set forth in Section 5.4.2, and the forfeited portion of such Participant's accounts attributable to the Minimum Contribution shall be restored out of available Employer contributions, forfeitures or earnings on Plan assets, in that order, in the year in which such Participant is re-employed:

                 18.7.1 In the event a Participant did not receive any such distribution, the restored forfeiture shall be credited to the Participant's Account(s) as of his re-employment date.

                 18.7.2 In the event that Participant did receive such a distribution, the restored forfeiture shall be maintained as a separate account. The vested amount of the separate account to which such Participant would be entitled shall be determined by applying the following formula:

                     Vested amount = P(AB + (RxD)) -(RxD)

         For purposes of applying the formula, P is the vested percentage in accordance with Section 6 at the time of such distribution; AB is the portion of the account balance attributable to the Minimum Contribution at the time of such distribution; D is the amount of such distribution previously made; and R is the ratio of the portion of the account balance attributable to the Minimum Contribution at the time of the distribution to the portion of the account balance attributable to the Minimum Contribution immediately following the prior such distribution.

                 18.7.3 If the Plan is terminated, all rights to such forfeiture restoration shall lapse as to persons who have not resumed employment before Plan termination.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officers on the ____ day of _____________, 1997.

                                        SOURCE SERVICES CORPORATION
                                        A Delaware corporation


                                        By: ___________________________________

                          UNANIMOUS WRITTEN CONSENT OF
                             BOARD OF DIRECTORS OF
                          SOURCE SERVICES CORPORATION


         The undersigned, being all of the Directors of Source Services Corporation, a Delaware corporation (the "Corporation") do hereby adopt the following resolutions by unanimous written consent as authorized by Section 141(f) of the General Corporations Law of the State of Delaware:

         WHEREAS, the Company maintains the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, the Corporation wishes to amend the Plan and is permitted under Section 14 to do so.

         NOW, THEREFORE, BE IT RESOLVED, that the First Amendment to the Plan, attached hereto as Exhibit 1, shall be, and hereby is, approved and adopted.

         RESOLVED FURTHER, that any officer of the Corporation is hereby authorized and directed to execute the First Amendment to the Plan in the form attached hereto as Exhibit 1.

         This Unanimous Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Executed this _____ day of _____________, 1997.


____________________________________      _________________________________
John Allred                               John Sifonis



____________________________________      _________________________________
Adrian Alter                              Karl Vogeler



____________________________________      _________________________________
Paul M. Bass, Jr.                         D. Les Ward


____________________________________
Wayne D. Emigh

                             FIRST AMENDMENT TO THE
                          SOURCE SERVICES CORPORATION
               401(k) AND PROFIT SHARING RETIREMENT SAVINGS PLAN



         THIS FIRST AMENDMENT to the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan, effective October 1, 1997 (the "Plan") is adopted effective January 1, 1998, except as otherwise specifically provided herein.


         Section 6.2.1.1 of the Plan is deleted in its entirety and the following is inserted in lieu thereof:

                 "6.2.1.1         Quota or Professional Employees, except those
         Quota or Professional Employees who have been determined to have competed as provided in Section 6.2.1.3, may diversify their Profit Sharing Accounts as follows:

                          6.2.1.1.1        Effective October 1, 1997

                                                              Number of                     % of Account Eligible for
                                                          Employment Years                       Diversification
                                                            Less than 10                                0
                                                                 10                                    25%
                                                                 11                                    50%
                                                                 12                                    75%
                                                             13 or more                               100%

                          6.2.1.1.2        Effective January 1, 1998:

                                                                Number of                       % of Account Eligible for
                                                            Employment Years                         Diversification
                                                               Less than 8                                  0
                                                                    8                                      25%
                                                                    9                                      50%
                                                                   10                                      75%
                                                               11 or more                                  100%

                          6.2.1.1.3        Effective April 1, 1998:

                                                               Number of                       % of Account Eligible for
                                                            Employment Years                        Diversification
                                                              Less than 7                                  0
                                                                   7                                      25%
                                                                   8                                      50%
                                                                   9                                      75%
                                                                   10                                    100%


                          6.2.1.1.4        Effective July 1, 1998:

                                                                Number of                       % of Account Eligible for
                                                            Employment Years                         Diversification
                                                               Less than 6                                  0
                                                                    6                                      25%
                                                                    7                                      50%
                                                                    8                                      75%
                                                                9 or more                                  100%


                          6.2.1.1.5        Effective October 1, 1998:

                                                                Number of                       % of Account Eligible for
                                                            Employment Years                         Diversification
                                                               Less than 5                                  0
                                                                    5                                      25%
                                                                    6                                      50%
                                                                    7                                      75%
                                                                    8                                      100%




This Amendment is adopted effective as of the dates set forth above at Dallas, Texas on _______________________, 1997.

SOURCE SERVICES CORPORATION




By:_____________________________





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